Exhibit 99

EXECUTION COPY

Alcoa 390 Park Avenue New York, NY 10022-4608 USA Tel: 1 212 836 2600 Fax: 1 212 836 2818

364-DAY

REVOLVING CREDIT AGREEMENT

Dated as of October 14, 2008

Among

ALCOA INC.,

as Borrower,

THE LENDERS NAMED HEREIN,

CITIBANK, N.A.,

as Administrative Agent,

and

CITIGROUP GLOBAL MARKETS INC.

as Lead Arranger and Book-running Manager

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

References

Exhibit A Assignment and Assumption

Exhibit B Administrative Questionnaire

Exhibit C Form of Opinion of Counsel

Exhibit D Form of Accession Agreement

Schedule 2.01(a) Lenders and Commitments

Schedule 3.08 Litigation

Schedule 6.01(a) Existing Liens

364-DAY REVOLVING CREDIT AGREEMENT dated as of October 14, 2008 (as the same may be amended, modified or supplemented from time to time, the “Agreement”), among ALCOA INC., a Pennsylvania corporation (“Alcoa”), CITIBANK, N.A., as a Lender and as Administrative Agent for the Lenders, and the other Lenders from time to time party hereto. Capitalized terms used herein shall have the meaning ascribed thereto in Article I.

WHEREAS, Alcoa has requested that the Lenders make available a revolving credit facility; and

WHEREAS, the proceeds of such revolving credit facility are to be used to provide working capital or for other general corporate purposes; and

WHEREAS, the Lenders are willing to make available to Alcoa such revolving credit facility upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accession Agreement” shall mean an Accession Agreement substantially in the form of Exhibit D among a Prospective Lender, Alcoa and the Administrative Agent.

“Administrative Agent” shall mean Citi, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Alcoa” shall have the meaning assigned to such term in the preamble hereto.

“Applicable Duration Fee Rate” shall mean (i) with respect to the Duration Fee payable on December 31, 2008, 0.5%, (ii) with respect to the Duration Fee payable on March 31, 2009, 1.0%, and

(iii) with respect to the Duration Fee payable on June 30, 2009, 1.5%.

“Applicable Facility Fee Rate” shall mean, as of any date of determination, a per annum rate equal to the rate set forth below opposite the Index Debt Ratings in effect on such date set forth below:

	Index Debt Ratings	Facility Fee
Category 1	Index Debt Ratings of at least Baa1 by Moody’s and/or BBB+ by S&P	0.375%
Category 2	Index Debt Ratings less than Category 1, but at least Baa2 by Moody’s and/or BBB by S&P	0.500%
Category 3	Index Debt Ratings of Baa3 by Moody’s and/or BBB- by S&P or less	0.625%

“Applicable Margin” shall mean, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable Type of Loan and the Index Debt Ratings in effect on such date set forth below:

	Index Debt Ratings	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
Category 1	Index Debt Ratings of at least Baa1 by Moody’s and/or BBB+ by S&P	1.875%	1.375%
Category 2	Index Debt Ratings less than Category 1, but at least Baa2 by Moody’s and/or BBB by S&P	2.000%	1.500%
Category 3	Index Debt Ratings of Baa3 by Moody’s and/or BBB- by S&P or less	2.125%	1.625%

“Approved Electronic Platform” shall have the meaning assigned to such term in Section 8.03(b).

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Arranger” shall mean Citigroup Global Markets Inc. in its capacity as lead arranger and book running manager.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Asset Sale” shall mean a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any person (other than the Borrower or any of its Subsidiaries) of any assets of the Borrower and its Subsidiaries, in one transaction or a series of transactions, other than any such disposition in the ordinary course of business of the Borrower or such Subsidiary consistent with past practices.

“Available Credit” shall mean, at any time, (a) the then effective Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.

“Base Rate” shall mean, for any period, the rate determined by the Administrative Agent as the fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the higher of the following:

(a) the rate of interest announced publicly by Citi in New York, New York, from time to time, as Citi’s base rate for loans denominated in Dollars; and

(b) 0.5% per annum plus the Federal Funds Rate.

“Base Rate Borrowing” shall mean a Borrowing comprised of Base Rate Loans.

“Base Rate Loan” shall mean any Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Borrower” shall mean Alcoa.

“Borrowing” shall mean any group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

“Business Day” shall mean a day of the year on which banks are not required or authorized to close in New York City and if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the LIBO Rate or any LIBOR Loan, a day on which deposits in Dollars are also carried on in the London interbank market.

“Capital Markets Transaction” shall mean an issuance in the public or private capital markets of long term debt securities, of equity securities or of equity-linked securities (e.g., trust preferred securities, securities convertible into or exchangeable for Stock, or any hybrid securities that may be characterized as Stock).

“Citi” shall mean Citibank, N.A.

“CLO” shall have the meaning assigned to such term in Section 9.04(b).

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Commercial Paper” of any person shall mean any note, draft, bill of exchange or other negotiable instrument issued by such person (other than any extendable commercial notes issued pursuant to Section 4(2) of the Securities Act of 1933) that has a maturity at the time of issuance not exceeding thirteen months, exclusive of days of grace, or any renewal thereof the maturity of which is likewise limited, pursuant to Section 3(a)(3) or Section 4(2) of the Securities Act of 1933.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans in the aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) or in any Assignment and Assumption or Accession Agreement pursuant to which such Lender first becomes a Lender hereunder, as the same may be terminated or reduced from time to time pursuant to Section 2.10 and increased from time to time pursuant to Section 2.21.

“Consolidated Net Tangible Assets” shall mean at any time, the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Borrower and its consolidated Subsidiaries adjusted for inventories on the basis of cost (before application of the “last-in first-out” method of determining cost) or current market value, whichever is lower, and deducting therefrom (a) all current liabilities of such corporation and its consolidated Subsidiaries except for (i) notes and loans payable (including Commercial Paper), (ii) current maturities of long-term debt and (iii) current maturities of obligations under capital leases and (b) all goodwill, trade names, patents, unamortized debt discount and expenses of such corporation and its consolidated Subsidiaries (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth in the most recent consolidated balance sheet of the Borrower and its consolidated Subsidiaries, delivered to the Administrative Agent pursuant to Section 5.01, computed and consolidated in accordance with GAAP.

“Consolidated Net Worth” shall mean at any time, the consolidated net worth of the Borrower and its consolidated Subsidiaries at such time (including minority interests), computed and consolidated in accordance with GAAP.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of Voting Stock, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Debt Issuance” shall mean the issuance of Indebtedness of the type specified in clause (a) of the definition of “Indebtedness” by the Borrower or any of its Subsidiaries in a Capital Markets Transaction or any other debt facility incurred in the commercial bank market, including any credit facility, debt facility or debt securities (including bonds, debentures, notes or similar instruments), to any person other than the Borrower or any of its Subsidiaries, other than (i) the issuance of commercial paper or pursuant to other short-term debt programs, including any such domestic, and foreign working capital facility and (ii) any refinancing, replacement, amendment, restatement, or other modification to the Existing Five-Year Credit Agreement.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Effective Date” shall mean the date of this Agreement.

“Equity Issuance” shall mean the sale or issuance of any Stock, or other securities convertible into or exchangeable for Stock, of the Borrower or any of its Subsidiaries by the Borrower or any of its Subsidiaries in a Capital Markets Transaction (excluding any equity issued in connection with any employee or director compensation plan).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (i) any Reportable Event; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the filing pursuant to Section 412(d) of the Code or Section 302(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (vi) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vii) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (viii) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of its subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such subsidiary could otherwise be liable; (ix) any other similar event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower and (x) any Foreign Benefit Event.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Exchange Act Reports” shall mean the Annual Report of Alcoa on Form 10-K for the year ended December 31, 2007, the Quarterly Reports of Alcoa on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, and all current reports of Alcoa on Form 8-K dated January 1, 2008 to the Effective Date, filed by Alcoa with the SEC pursuant to the Securities Exchange Act of 1934.

“Excluded Taxes” shall mean (i) any Taxes based upon, or measured by, any Lender’s, any Transferee’s or the Administrative Agent’s net income, net receipts, net profits, net worth or capital (including franchise or similar Taxes imposed in lieu of such Taxes), but only to the extent such Taxes are imposed by a taxing authority (a) in a jurisdiction (or political subdivision thereof) under the laws of which such Lender, Transferee or the Administrative Agent is organized or incorporated, (b) in a jurisdiction (or political subdivision thereof) in which such Lender, Transferee or the Administrative Agent does business, or (c) in a jurisdiction (or political subdivision thereof) in which such Lender, Transferee or the Administrative Agent maintains a lending office (or branch), (ii) any franchise Taxes, branch Taxes or branch profits Taxes imposed by the United States or any similar Taxes imposed by any jurisdiction (or political subdivision thereof) described in clause (i) or in which the Borrower is located,

(iii) with regard to any Lender or Transferee, any withholding Tax that is (a) imposed on amounts payable to such Lender or Transferee because such Lender or Transferee designates a new lending office, except to the extent that such Lender or Transferee was entitled, at the time of designation of a new lending office (or assignment), to receive such additional amounts from the Borrower pursuant to Section 2.19(a), or (b) attributable to such Lender’s or Transferee’s failure to comply with Section 2.19(g), (h) or (i), as applicable, and (iv) any Tax that is found in a final, non-appealable judgment by a court of competent jurisdiction to have been imposed solely as a result of any Lender’s, Transferee’s or the Administrative Agent’s gross negligence or willful misconduct.

“Existing Five-Year Credit Agreement” shall mean the Five-Year Credit Agreement dated as of October 2, 2007, among the Borrower, the lenders and issuers named therein, Citibank, N.A., as administrative agent, and the other parties thereto.

“Facility” shall mean the Commitments and the provisions herein related to the Loans.

“Facility Fee” shall have the meaning assigned to such term in Section 2.06(a).

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Financial Officer” of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

“Foreign Benefit Event” shall mean (a) with respect to any Foreign Pension Plan, (i) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (ii) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (iii) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee to administer any such Foreign Pension Plan, or to the insolvency of any such Foreign Pension Plan and (iv) the incurrence of any liability of the Borrower under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein and (b) with respect to any Foreign Plan, (i) the occurrence of any transaction that is prohibited under any applicable law and could result in the incurrence of any liability by the Borrower, or the imposition on the Borrower of any fine, excise tax or penalty resulting from any noncompliance with any applicable law and (ii) any other event or condition that could reasonably be expected to result in liability of the Borrower.

“Foreign Pension Plan” shall mean any benefit plan which under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Plan” shall mean any plan or arrangement established or maintained outside the United States for the benefit of present or former employees of the Borrower.

“GAAP” shall mean generally accepted accounting principles, as used in, and applied on a basis consistent with, the financial statements of the Borrower referred to in Section 3.06.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing any Indebtedness of any other person, whether directly or indirectly, and including any obligation of such person, direct or indirect, to purchase or pay such Indebtedness or to purchase any security for the payment of such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Indebtedness” of any person at any time shall mean, without duplication, (a) all obligations for money borrowed or raised, all obligations (other than accounts payable and other similar items arising in the ordinary course of business) for the deferred payment of the purchase price of property, and all capital lease obligations which, in each case, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such person and (b) all Guarantees of such person.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to it in Section 9.05(c).

“Index Debt” shall mean the senior, unsecured, non-credit enhanced, long–term Indebtedness for borrowed money of Alcoa.

“Index Debt Ratings” shall mean, as of any date, the most recently announced rating for any Index Debt by S&P or by Moody’s. For purposes of the foregoing, (a) if neither Moody’s nor S&P shall have in effect a rating for any Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then all such rating agencies shall be deemed to have established ratings for such Index Debt in Category 3; (b) if only one of

Moody’s and S&P shall have in effect a rating for any Index Debt, then the Applicable Margin and the Applicable Facility Fee Rate shall be determined on the basis of such single Index Debt Ratings; (c) if the Index Debt Ratings established or deemed to have been established by Moody’s or S&P for any Index Debt shall fall within different Categories, the Applicable Margin and the Applicable Facility Fee Rate shall be based on the Category corresponding to the higher of such Index Debt ratings, unless such ratings differ by two Categories, in which case the Applicable Margin and the Applicable Facility Fee Rate will be based upon Category 2; and (d) if any rating for any Index Debt established or deemed to have been established by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin and the Applicable Facility Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, Alcoa and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency, and pending the effectiveness of any such amendment, the ratings of such rating agency most recently in effect prior to such change or cessation shall be employed in determining the Applicable Margin and the Applicable Facility Fee Rate.

“Interest Election Request” has the meaning specified in Section 2.04(a).

“Interest Payment Date” shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing, and, in addition, the effective date of any continuation of such Borrowing in its existing Type or conversion of such Borrowing to a Borrowing of a different Type, and the Maturity Date.

“Interest Period” shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that the Borrower may not elect any Interest Period that ends after the Maturity Date, and (b) as to any Base Rate Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is prepaid in accordance with Section 2.11 or Section 2.12; provided, however, that in each case of clauses (a) and

(b) above, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

“Lenders” shall mean (a) the financial institutions or other entities listed on Schedule 2.01(a) (other than any such financial institution or other entity that has ceased to be a party hereto pursuant to an Assignment and Assumption) and (b) any financial institution or other entity that has become a party hereto pursuant to an Assignment and Assumption, in each case that (i) has a Commitment or (ii) holds a Loan.

“LIBO Rate” shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the offered rate for deposits in Dollars for a period equal to the Interest Period for such LIBOR Borrowing that appears on the Reuters LIBOR01 Page (or any page that can reasonably be considered a replacement page) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If such rate is not available on the Reuters LIBOR01 Page, the “LIBO Rate” shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the arithmetic average of the respective rates per annum at which Dollar deposits approximately equal in principal amount to such LIBOR Borrowing and for a maturity comparable to such Interest Period are offered in immediately available funds to the London branches of the Reference Bank in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. The Administrative Agent shall determine the LIBO Rate and such determination shall be conclusive absent manifest error.

“LIBOR Borrowing” shall mean a Borrowing comprised of LIBOR Loans.

“LIBOR Loan” shall mean any Loan during any period in which it bears interest based on the LIBO Rate in accordance with the provisions of Article II.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean, collectively, this Agreement, the Notes (if any) and each certificate, agreement or document executed by the Borrower and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

“Loans” shall mean the loans made by the Lenders pursuant to this Agreement. Each Loan shall be a LIBOR Loan or a Base Rate Loan.

“Material Adverse Effect” shall mean a materially adverse effect on the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or a material impairment of the ability of the Borrower to perform any of its obligations under this Agreement.

“Maturity Date” shall mean the earlier of (a) October 12, 2009 and (b) the date on which the Obligations become due and payable pursuant to Article VII.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Cash Proceeds” shall mean, (a) with respect to any Asset Sale, an amount equal to:

(i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct fees

(including reasonable attorney’s fees, accountants’ fees, investment banking fees, brokerage, consultant and other customary fees, in each case, incurred in connection with such Asset Sale), commissions, transfer taxes and other customary costs and expenses, in each case, incurred in connection with such Asset Sale, including (A) income or gains taxes paid or payable by the Borrower or any of its Subsidiaries as a result of any gain recognized in connection with such Asset Sale, (B) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (C) amounts provided as a reserve, in accordance with GAAP, against any liabilities (fixed or contingent) in respect of any indemnification obligations undertaken by the Borrower or any of its Subsidiaries or purchase price adjustment associated with such Asset Sale (provided, however, that, to the extent and at any time such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (D) any amount required to be paid to any Person (other than the Borrower or any of its Subsidiaries) with a beneficial ownership interest (including such interest by a holder of a minority interest in the Subsidiary that has sold such property or assets) in the property or assets to be sold pursuant to such Asset Sale, and (b) with respect to any Debt Issuance or Equity Issuance, proceeds received by the Borrower or any of its Subsidiaries in cash or cash equivalents from such Debt Issuance or Equity Issuance, as the case may be, net of advisors’ fees and other costs incurred in connection with such transaction.

“Note” shall have the meaning given such term in Section 2.05(e).

“Obligations” shall mean, collectively, the Loans and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, or any Indemnitee, of every type and description (whether by reason of an extension of credit or payment of any draft drawn or other payment thereunder, loan, guaranty, indemnification or otherwise), present or future, arising under this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all fees, interest, charges, expenses, attorneys’ fees and disbursements, and other sums chargeable to the Borrower under this Agreement or any other Loan Document.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“person” shall mean any natural person, corporation organization, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

“Plan” shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

“Prospective Lender” shall have the meaning assigned to such term in Section 2.21.

“Ratable Portion” or “ratably” shall mean, for any Lender, the percentage obtained by dividing (i) the amount of the Commitment of such Lender by (ii) the sum of the aggregate outstanding amount of the Commitments of all Lenders (or, at any time on or after the expiry date of the Revolving Credit Period, the percentage obtained by dividing the principal amount of such Lender’s Revolving Credit Outstandings by the aggregate principal amount of all Revolving Credit Outstandings).

“Reference Bank” shall mean Citi.

“Register” shall have the meaning given such term in Section 2.05(b).

“Regulation U” shall mean Regulation U of the Board or any Governmental Authority succeeding to its functions, as in effect from time to time.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Reportable Event” shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Lenders” shall mean, on and after the Effective Date, Lenders having more than fifty percent (50%) of the sum of (x) the aggregate principal amount of all outstanding Loans and

(y) the aggregate amount of the unused Commitments.

“Responsible Officer” of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

“Restricted Subsidiary” shall mean any consolidated Subsidiary of the Borrower which owns any manufacturing plant or manufacturing facility located in the United States, except any such plant or facility which, in the opinion of the Board of Directors of the Borrower, is not of material importance to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, excluding any such Subsidiary which (a) is principally engaged in leasing or financing receivables, (b) is principally engaged in financing the Borrower’s operations outside the United States or (c) principally serves as a partner in a partnership.

“Revolving Credit Outstandings” shall mean, at any particular time, the sum of the principal amount of the Loans outstanding at such time.

“Revolving Credit Period” means, with respect to each Lender, the period from and including the Effective Date to, but excluding, the Maturity Date or any earlier date on which the Commitments shall be terminated.

“S&P” shall mean Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc.

“SEC” shall mean the Securities and Exchange Commission (or any successor agency).

“Stock” shall mean shares of capital stock (whether denominated as common stock or preferred stock), beneficial partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the Voting Stock or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Taxes” shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings of a similar nature, and including, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, mineral severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

“Total Commitment” shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time.

“Transferee” shall mean any transferee or assignee of any Lender, including a participation holder.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall mean the LIBO Rate and the Base Rate.

“Voting Stock” with respect to the stock of any person means stock of any class or classes (however designated) having ordinary voting power for the election of the directors of such person, other than stock having such power only by reason of the occurrence of a contingency.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally; Accounting Principles. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The terms “Lender” and “Administration Agent” include their respective successors. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, if the Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change in GAAP on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP (provided such change in GAAP occurs after the date hereof), then such provision shall be interpreted on the basis of GAAP in effect immediately before such change became effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.03. Rounding Off. The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollars or cents to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make revolving credit Loans in Dollars to the Borrower during the Revolving Credit Period in accordance with the terms hereof; provided, however, that (i) after giving effect to any Loan, the aggregate principal amount of the outstanding Loans shall not exceed the Total Commitment, (ii) at all times the aggregate principal amount of all outstanding Loans made by each Lender shall equal its Ratable Portion of the aggregate principal amount of all outstanding Loans and (iii) at no time shall any Lender be obligated to make a Loan in excess of such Lender’s Ratable Portion of the Available Credit. The Commitment of each Lender is set forth on Schedule 2.01(a) to this Agreement or in any applicable Assignment and Assumption or Accession Agreement. Such Commitment may be terminated or reduced from time to time pursuant to Section 2.10, increased pursuant to Section 2.21 and terminated pursuant to Article VII. Within the limits set forth in this Section 2.01, the Borrower may borrow, pay or prepay Loans and reborrow at any time during the Revolving Credit Period, subject to the terms, conditions and limitations set forth herein.

SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $50,000,000 (or an aggregate principal amount equal to the remaining balance of the applicable Commitments, as the case may be).

(b) Each Borrowing shall be comprised entirely of LIBOR Loans or Base Rate Loans, as the Borrower may request pursuant to Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing which, if made, would result in an aggregate of more than five separate LIBOR Loans of any Lender being made to the Borrower and outstanding under this Agreement at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

(c) Each Lender shall make each Loan that is (A) a Base Rate Loan or (B) a LIBOR Loan, to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 2:00 p.m., New York City time, and the Administrative Agent shall by 4:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with The Bank of New York Mellon, or such other account as the Borrower may designate in a written notice to the Administrative Agent, or, if such Loans are not made on such date because any condition precedent to a Borrowing herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Notice of Borrowings. In order to request a Borrowing, the Borrower shall give written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Base Rate Borrowing, to the Administrative Agent not later than 12:00 noon, New York City time, on the Business Day of such proposed Borrowing or (b) in the case of a LIBOR Borrowing, to the Administrative Agent not later than 10:00 a.m., New York City time, three Business Days before such proposed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement specify (i) whether such Borrowing is to be a LIBOR Borrowing or a Base Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a LIBOR Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then such requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any LIBOR Borrowing is specified in any such notice, then the Borrower giving the notice of Borrowing shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Interest Elections. (a) Subject to the terms and conditions set forth in this Agreement, (a) at the option of the Borrower, each Borrowing initially shall be of the Type specified in the applicable Borrowing request, and (b) each LIBOR Borrowing shall have an initial Interest Period as specified in the Borrowing request with respect to such Borrowing. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing in its existing Type and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing (each an “Interest Election Request”).

(b) To make an Interest Election Request, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Sections 2.02 and 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a LIBOR Borrowing; and

(iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.05. Repayment of Loans; Evidence of Debt. (a) The outstanding principal balance of each Loan shall be payable on the Maturity Date.

(b) The Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain at one of its offices a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the Administrative Agent’s and each Lender’s interest in each Loan, and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the Lenders, (ii) the Commitments of each Lender from time to time, (iii) the amount of each Loan made and, if a LIBOR Loan, the Interest Period applicable thereto, (iv) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Lender hereunder and (v) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender’s share thereof, if applicable.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender’s or a registered assignee’s right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 2.05 and Section 9.04 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

(d) The entries made in the Register and in the accounts therein maintained pursuant to clauses (b) and (c) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with their terms. In addition, the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any

Lender shall be available for inspection by the Borrower, the Administrative Agent or such Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request a promissory note evidencing the Loans made by it hereunder (each a “Note”) to the Borrower, the Borrower shall deliver such a Note, satisfactory to the Administrative Agent, payable to such Lender or its order, and, subject to Section 2.05(c), the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its order.

SECTION 2.06. Fees. (a) The Borrower agrees to pay, in immediately available Dollars for the account of the Lenders as set forth below in this Section 2.06, a facility fee (collectively, the “Facility Fee”) at a rate per annum equal to the Applicable Facility Fee Rate on (i) the aggregate amount of such Lender’s Commitment (whether used or unused), for the period from and including the Effective Date to but excluding the earlier of the date such Commitment is terminated and the Maturity Date and (ii) after the termination of such Commitment, on the aggregate amount of such Lender’s outstanding Revolving Credit Outstandings. Accrued Facility Fees shall be payable in arrears (A) on the last Business Day of each calendar quarter, commencing on the first such Business Day following the Effective Date, for the account of each Lender, (B) on the Maturity Date and (C) on the date on which the Commitments shall be terminated in whole, for the account of each Lender; provided, however, that if any Revolving Credit Outstandings shall be outstanding after the date on which the Commitments have been terminated in whole, then such Facility Fee shall be payable on demand. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b) The Borrower agrees to pay, in immediately available Dollars for the account of the Lenders as set forth below in this Section 2.06, a duration fee (collectively, the “Duration Fee”) at a rate equal to the Applicable Duration Fee Rate, on each of December 31, 2008, March 31, 2009 and June 30, 2009 (or, if such date is not a Business Day, on the next Business Day following such date), in each case on the aggregate amount of such Lender’s outstanding Revolving Credit Outstandings on such date.

(c) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, for distribution, if and as appropriate, among the Lenders. Once paid, the fees shall not be refundable except in the case of an error which results in the payment of fees in excess of those due and payable as of such date, in which case the Administrative Agent shall cause a refund in the amount of such excess to be paid to the Borrower.

SECTION 2.07. Interest on Loans. (a) Subject to the provisions of Section 2.08, the unpaid principal amount of the Loans comprising each Base Rate Borrowing shall bear interest for each day (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Base Rate is determined by reference to clause (a) of the definition of Base Rate and over a year of 360 days at all other times) at a rate per annum equal to the Base Rate from time to time in effect during the Interest Period for such Borrowing plus the Applicable Margin.

(b) Subject to the provisions of Section 2.08, the unpaid principal amount of the Loans comprising each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. The applicable LIBO Rate or Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.08. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to (a) in the case of overdue principal of any Loan, the rate otherwise applicable to such Loan as provided in Section 2.07 plus 2% per annum, or (b) in the case of any other amount, the rate applicable to Base Rate Borrowings plus 2% per annum.

SECTION 2.09. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Loan, the Administrative Agent shall have determined in good faith that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market or other market in which Lenders ordinarily raise Dollars to fund Loans of the requested Type, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its LIBOR Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, then the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request made by the Borrower after the date of such notice for a LIBOR Borrowing pursuant to Section 2.03 or 2.04 shall, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

SECTION 2.10. Termination and Reduction of Commitments. (a) The Commitment of each Lender shall terminate on the Maturity Date.

(b) Upon at least five (5) Business Days’ prior irrevocable, written or telecopy notice (which notice may be conditioned upon the closing of any financing arrangement obtained to refinance or replace the Facility) to the Administrative Agent, the Borrower may at any time during the Revolving Credit Period in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $25,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the aggregate principal amount of the Revolving Credit Outstandings (after giving effect to any simultaneous prepayment pursuant to Section 2.11 or 2.12).

(c) The then current Commitments shall be reduced on each date on which a prepayment of Loans is made pursuant to Section 2.12(b) or would be required to be made had the outstanding Loans equaled the Commitments then in effect, in each case in the amount of such prepayment or deemed prepayment (and the Commitment of each Lender shall be reduced by its Ratable Portion of such amount).

(d) Each reduction in Commitments hereunder shall be made ratably among the Lenders in accordance with each such Lender’s Ratable Portion of the Total Commitment. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each such termination or reduction pursuant to this Section 2.10, the Facility Fee on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

SECTION 2.11. Optional Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $5,000,000 and not less than $25,000,000.

(b) On the date of any termination or reduction of any Commitment pursuant to Section 2.10 and on the Maturity Date, the Borrower shall pay or prepay so much of the Loans as shall be necessary in order that, after giving effect to such reduction or termination, the aggregate principal amount of the Revolving Credit Outstandings shall not exceed the Total Commitment.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable (but may be conditioned upon the closing of any financing arrangement obtained to refinance or replace the Facility) and shall commit the Borrower to prepay the Loan to which such notice relates by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

(d) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Commitments at such time, the Borrower shall forthwith prepay the Loans then outstanding in an amount equal to such excess.

SECTION 2.12. Mandatory Prepayments. (a) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising from any Debt Issuance or Equity Issuance, the Borrower shall promptly, but in any event within two Business Days of the receipt thereof, prepay the Loans in an amount equal to 100% of such Net Cash Proceeds; provided, however, that the amount of any prepayment required by this Section 2.12(a) shall not exceed the amount of the Obligations outstanding at such time.

(b) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising from any Asset Sale, the Borrower shall promptly, but in any event within two Business Days of the receipt thereof, prepay the Loans in an amount equal to 50% of the amount of such Net Cash Proceeds, but only to the extent that such Net Cash Proceeds, when aggregated with the Net Cash Proceeds of all Asset Sales occurring after the Effective Date, exceeds $50,000,000; provided, however, that the amount of any prepayment required by this Section 2.12(b) shall not exceed the amount of the Obligations outstanding at such time.

(c) All prepayments under this Section 2.12 shall be subject to Section 2.15, if applicable, but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

(d) Notwithstanding any other provision of this Section 2.12, if a mandatory prepayment of LIBOR Loans is required pursuant to this Section 2.12 on a date that is not an Interest Payment Date, unless an Event of Default shall have occurred and be continuing, the Borrower may delay such mandatory prepayment until the earlier of (i) the next succeeding Interest Payment Date and (ii) a date that is 10 days after the receipt of the applicable Net Cash Proceeds.

SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein other than Section 2.15(c) and with respect to Taxes (which shall be governed solely and exclusively by Section 2.19), if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender that makes a LIBOR Loan or shall impose on such Lender or the London interbank market or other market in which Lenders ordinarily raise Dollars, to fund Loans of the requested Type any other condition affecting this Agreement or LIBOR Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of funding, making or maintaining any LIBOR Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), by an amount reasonably determined by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted after the date of this Agreement pursuant to the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards”, or the adoption after the date hereof of any other law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender’s holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, together with a statement of reasons for such demand and showing the calculation for such amounts shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay or cause to be paid to each Lender the amount shown as due on any such certificate delivered by it within ten (10) days after its receipt of the same.

(d) Except as provided in this paragraph, failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s right to demand compensation with respect to such period or any other period. The protection of this Section 2.13 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed. No Lender shall be entitled to compensation under this Section 2.13 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 60 days after the later of (i) such date and (ii) the date on which it shall have or reasonably should have become aware of such costs or reductions. In the event the Borrower shall reimburse any Lender pursuant to this Section 2.13 for any cost and the Lender shall subsequently receive a refund in respect thereof, the Lender shall so notify the Borrower and shall pay to the Borrower the portion of such refund which it shall determine in good faith to be allocable to the cost so reimbursed.

SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein other than Section 2.15(c), if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written or telecopy notice to the Borrower and the Administrative Agent, such Lender may:

(i) declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a LIBOR Borrowing shall, as to such Lender only, be deemed a request for a Base Rate Loan unless such declaration shall be subsequently withdrawn; and

(ii) require that all outstanding LIBOR Loans made by it be converted to Base Rate Loans, in which event all such LIBOR Loans shall automatically be so converted as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the LIBOR Loans that would have been made by such Lender or the converted LIBOR Loans of such Lender shall instead be applied to repay the Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans.

(b) For purposes of this Section 2.14, a notice by any Lender shall be effective as to each LIBOR Loan, if lawful, on the last day of the Interest Period applicable to such LIBOR Loan; in all other cases such notice shall be effective on the date of receipt.

SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense (excluding loss of anticipated profits) which such Lender may sustain or incur as a consequence of (a) any failure to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow any LIBOR Loan hereunder after irrevocable notice of such Borrowing has been given pursuant to Section 2.03, (c) any payment or prepayment of a LIBOR Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, other than any loss of profit resulting from any event, circumstance or condition set forth in Section 2.13 or 2.14, (d) any default in payment or prepayment of the principal amount of any LIBOR Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid or not borrowed (assumed to be the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section together with a statement of reasons for such demand and the calculation of such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.16. Pro Rata Treatment. Except as required under Section 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fee and each conversion or continuation of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing, computed in accordance with Schedule 2.01(a), to the next higher or lower whole Dollar amount. All payments of fees (other than the Facility Fee) and all other payments in respect of any other Obligation shall be allocated among such of the Lenders as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Revolving Credit Outstandings shall be proportionately less than the unpaid principal portion of the Revolving Credit Outstandings of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Revolving Credit Outstandings of such other Lender, so that the aggregate unpaid principal amount of the Revolving Credit Outstandings and participations in Revolving Credit Outstandings held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Credit Outstandings then outstanding as the principal amount of its Revolving Credit Outstandings prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Revolving Credit Outstandings outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in any of the Revolving Credit Outstandings deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan or otherwise extended credit directly to the Borrower in the amount of such participation.

SECTION 2.18. Payments. (a) Each payment or prepayment by the Borrower of the principal of or interest on any Loans, any fees payable to the Administrative Agent, the Arranger or the Lenders or any other amounts due hereunder (other than amounts referred to in clause (b) below) shall be made, without setoff or counterclaim, not later than 12:00 (noon), New York City time, on the date when due, in the currency specified herein (or, if no such currency is specified, in Dollars) to the Administrative Agent at its offices at 2 Penns Way, Suite 110, New Castle, Delaware, in immediately available funds.

(b) Whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, except as provided in the definition of Interest Period, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

(c) Each payment by the Borrower of any Loan (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in the currency in which such Loan was made or such cost, expense or other Obligation was incurred.

SECTION 2.19. Taxes. (a) Any and all payments by or on behalf of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes. If the Borrower shall be required by law to deduct any Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that no Transferee of any Lender shall be entitled to receive any greater payment under this Section 2.19 than such Lender would have been entitled to receive immediately before assignment, participation or other transfer with respect to the rights assigned, participated or transferred unless such assignment, participation or transfer shall have been made (A) prior to the occurrence of an event (including any change in treaty, law or regulation) giving rise to such greater payment or (B) at the request of the Borrower.

(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (herein referred to as “Other Taxes”).

(c) The Borrower will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19(c)) paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor, together with a statement of reasons for such demand and the calculations of such amount. Such calculations, if made in good faith, absent manifest error, shall be final and conclusive on all parties.

(d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof (or other evidence satisfactory to the Administrative Agent).

(e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

(f) Each Lender (or Transferee) represents to the Borrower that, on the date such Lender (or such Transferee) becomes a party to this Agreement, it is eligible to receive payments of interest hereunder from the Borrower without withholding in respect of United States Federal withholding tax (except, in the case of a Transferee of any Lender, as a result of the occurrence of an event (including a change in treaty, law or regulation) after the date of this Agreement giving rise to withholding to which such Lender would be subject).

(g) Each Lender (or Transferee), other than a Transferee described in the exception in Section 2.19(f), that is not a “United States person,” within the meaning of Section 7701(a)(30) of the Code, shall, on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such Transferee becomes a participation holder hereunder), deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN, Form W-8ECI, or any other applicable certificate or statement of exemption, properly completed and duly executed by such Lender (or Transferee) establishing that payment made to such Lender (or Transferee) is (i) not subject to United States Federal withholding tax under the Code because such payments are effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States, (ii) totally exempt from United States Federal withholding tax under a provision of an applicable tax treaty, or (iii) eligible for the benefits of the exemption for portfolio interest under Section 881(c) of the Code, in which case such Lender (or Transferee) shall also deliver a certificate to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code. In addition, each such Lender (or such Transferee) shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time establishing that payments received hereunder are not subject to, or subject to a reduced rate of, such withholding upon receipt of a written request therefor from the Borrower or the Administrative Agent. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to, or subject to a reduced rate of, United States Federal withholding tax, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

(h) Each Lender (or Transferee) that is a “United States person,” shall, on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such Transferee becomes a participation holder hereunder), deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-9 or any other applicable certificate or statement of exemption properly completed and duly executed by such Lender (or Transferee) establishing that payment made to such Lender (or Transferee) is not subject to United States Federal backup withholding tax under the Code. In addition, each such Lender (or such Transferee) shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from the Borrower or the Administrative Agent. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States Federal backup withholding tax, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

(i) Each Lender (or Transferee) that is entitled to any exemption or reduction of non-U.S. withholding tax with respect to any payment under this Agreement shall, on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such Transferee becomes a participation holder hereunder), deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by law, or as may reasonably be requested by the Borrower, establishing that such payment is not subject to, or is subject to a reduced rate of, withholding. In addition, each such Lender (or such Transferee) shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from the Borrower or the Administrative Agent.

(j) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of any withholding tax pursuant to paragraph (a) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to deliver the certificates, documents or other evidence required to be delivered under the preceding paragraph (g), (h) or (i) unless such failure is attributable to (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment or modification to or a revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case on or after the date such Lender (or Transferee) became a party to this Agreement.

(k) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to, at the expense of the Borrower, file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

(l) If any Lender (or Transferee) or the Administrative Agent receives a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.19, it shall promptly repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.19 with respect to such refund), net of all out-of-pocket expenses (including Taxes imposed with respect to such refund) of such Lender (or Transferee) or the Administrative Agent and without interest (other than interest paid by the relevant taxing authority with respect to such refund); provided, however, that the Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund. Nothing in this Section 2.19 shall obligate any Lender (or Transferee) or the Administrative Agent to apply for any such refund.

(m) Nothing contained in this Section 2.19 shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its Taxes which it deems to be confidential).

(n) No Borrower shall be required to reimburse any Lender (or Transferee) or the Administrative Agent with respect to any Indemnified Taxes or Other Taxes unless such Lender, Transferee or the Administrative Agent notifies the Borrower of the amount of such Indemnified Taxes or Other Taxes on or before the second anniversary of the date such Lender, Transferee or the Administrative Agent pays such Indemnified Taxes or Other Taxes.

SECTION 2.20. Assignment of Loans and Commitments Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or the Borrower shall be required to make additional payments to any Lender under Section 2.19, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights and obligations under this Agreement to another financial institution or other entity which shall assume such obligations; provided, however, that

(i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

SECTION 2.21. Increase in Commitments. Alcoa may from time to time, by written notice to the Administrative Agent, executed by Alcoa and one or more financial institutions (any such financial institution referred to in this Section being called a “Prospective Lender”), which may include any Lender, cause the Commitments of the Prospective Lenders to be increased (or cause Commitments to be extended by the Prospective Lenders, as the case may be) in an amount for each Prospective Lender set forth in such notice; provided, however, that (i)

the amount of any such increase in the Commitments shall be no less than $25,000,000, (ii) the sum of the aggregate amount of increases in Commitments under this Section 2.21, during the term of this Agreement, shall not cause the Total Commitments to exceed $2,000,000,000, (iii) each Prospective Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (iv) each Prospective Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed Accession Agreement. Increases in Commitments and new Commitments created pursuant to this Section shall become effective (A) in the case of Prospective Lenders already parties hereto, on the date specified in the notice delivered pursuant to this Section and (B) in the case of Prospective Lenders not already parties hereunder, on the effective date of the Accession Agreement. Upon the effectiveness of any Accession Agreement to which any Prospective Lender is a party, (i) such Prospective Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (ii) Schedule 2.01(a) shall be deemed to have been amended to reflect the Commitment of the additional Lender as provided in such Accession Agreement. Upon the effectiveness of any increase pursuant to this Section in the Commitment of a Lender already a party hereunder, Schedule 2.01(a) shall be deemed to have been amended to reflect the increased Commitment of such Lender. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this Section 2.21 unless (i) the Administrative Agent shall have received documents consistent with those delivered under paragraphs (a) and (c) of Section 4.01 as to the corporate power and authority of Alcoa to borrow hereunder after giving effect to such increase and (ii) on the date of such increase, the conditions set forth in paragraphs (b) and (c) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of Alcoa. Following any increase of a Lender’s Commitment or any extension of a new Commitment pursuant to this paragraph, any Loans outstanding prior to the effectiveness of such increase or extension shall continue outstanding until the ends of the respective Interests Periods applicable thereto, and shall then be repaid or refinanced with new Loans made pursuant to Section 2.01; provided that notwithstanding anything to the contrary in this Agreement, the conditions to borrowing set forth in Section 4.02 shall not apply to such new Loans to the extent they are in a principal amount not greater than that of the Loans being refinanced. Notwithstanding anything to the contrary in this Agreement, no Lender shall be required to be a Prospective Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each of the Lenders and the Administrative Agent as follows:

SECTION 3.01. Organization. The Borrower is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization and is duly qualified to do business as a foreign corporation (or other entity, as applicable) and, where applicable, is in good standing in all other jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary, except to the extent that failure to be so qualified would not result in a Material Adverse Effect.

SECTION 3.02. Authorization. The Borrower has power and authority, corporate or otherwise, to execute, deliver and carry out the provisions of this Agreement and each other Loan Document to which it is a party, or to become a party to this Agreement in accordance with the terms hereof and the terms of each other Loan Document, to borrow hereunder and to perform its obligations hereunder, under each other Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary proceedings, corporate or otherwise, on its part.

SECTION 3.03. Enforceability. This Agreement and each other Loan Document to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

SECTION 3.04. Governmental Approvals. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is necessary in connection with the Borrower’s execution and delivery of this Agreement and each other Loan Document to which the Borrower is a party, the consummation by the Borrower of the transactions contemplated hereby or thereby or the Borrower’s performance of or compliance with the terms and conditions hereof or thereof.

SECTION 3.05. No Conflict. None of the execution and delivery by the Borrower of this Agreement and each other Loan Document to which the Borrower is a party, the consummation by the Borrower of the transactions contemplated hereby and thereby or performance by the Borrower of or compliance by the Borrower with the terms and conditions hereof or thereof will (a) violate any law, constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority to which it is subject, (b) conflict with or result in a breach or default under its charter or Memorandum and Articles of Association or by-laws (or equivalent organizational or governing documents), as applicable, (c) conflict with or result in a breach or default which is material in the context of this Agreement under any agreement or instrument to which the Borrower is a party or by which it or any of its properties, whether now owned or hereafter acquired, may be subject or bound or (d) result in the creation or imposition of any Lien prohibited by Section 6.01 upon any property or assets, whether now owned or hereafter acquired, of the Borrower.

SECTION 3.06. Financial Statements. The Borrower has furnished to the Lenders copies of its consolidated balance sheet as of December 31, 2006 and 2007, and the related consolidated statements of income and shareholders’ equity and cash flows for the three years ended December 31, 2007, all audited by PricewaterhouseCoopers LLP, and the Borrower’s unaudited consolidated balance sheets as at March 31, 2008 and June 30, 2008 and the related unaudited consolidated statements of income and shareholders’ equity and cash flows for the three months and six months, as applicable, then ended. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of such dates and the results of their operations and cash flows for the periods then ended (subject, in the case of said balance sheets as at March 31, 2008 and June 30, 2008, and said statements of income, shareholders equity and cash flows for the three months and six months, as applicable, then ended, to the absence of footnote disclosure and normal year-end audit adjustments), all in conformity with GAAP.

SECTION 3.07. No Defaults. No event has occurred and is continuing and no condition exists which constitutes a Default or Event of Default hereunder. The Borrower is not in violation of (i) any term of its charter or constitution or by-laws (or the equivalent organizational or governing documents), as applicable or (ii) any agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation is likely to result in a Material Adverse Effect.

SECTION 3.08. Litigation. Except as set forth in the financial statements referred to in Section 3.06 or the Exchange Act Reports or otherwise disclosed on Schedule 3.08, there is no pending or, to the knowledge of any of its Responsible Officers, threatened proceeding by or before any Governmental Authority against the Borrower or any or its Subsidiaries, which in the opinion of the Borrower’s counsel is likely to result in a Material Adverse Effect.

SECTION 3.09. No Material Adverse Change. As of the date of this Agreement, there has been no material adverse change in the business, assets, operations or financial condition of itself and its Subsidiaries, taken as a whole, except as disclosed in the Exchange Act Reports, since December 31, 2007.

SECTION 3.10. Employee Benefit Plans. (a) U.S. Plans. Each Plan is in compliance with all requirements of ERISA and the regulations and published interpretations thereunder except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC that alone or together with any other Reportable Event would reasonably be expected to result in a liability of the Borrower to the PBGC in an aggregate amount in excess of $50,000,000. The aggregate present value of all benefit liabilities under the Plans (based on the assumptions used to fund such Plans) did not, as of the last annual valuation dates applicable thereto, exceed the aggregate value of the assets of the Plans by more than 10% of Consolidated Net Worth. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that would reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Responsible Officer of the Borrower has knowledge of any fact which would reasonably be expected to result in the reorganization or termination of a Multiemployer Plan where such reorganization or termination has resulted or would reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

(b) Foreign Plans. Each Foreign Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of the Borrower, its Affiliates or any of its directors, officers, employees or agents has engaged in a transaction which would subject the Borrower, directly or indirectly, to a tax or civil penalty which could reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Plan, adequate reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any such reserves for such liabilities, with respect to such Foreign Plans could not reasonably be expected to result in a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened in writing against the Borrower or any of their Affiliates with respect to any Foreign Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.11. Title to Properties; Possession Under Leases. (a) The Borrower and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.

(b) The Borrower and each of its Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. The Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all such material leases.

SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. The Borrower is exempted as a “holding company” as defined in, or is not subject to regulations under, the Public Utility Holding Company Act of 1935, as amended, or, as the case may be, the Public Utility Holding Company Act of 2005, enacted as part of the Energy Policy Act of 2005, Pub. L. No. 109-58 as codified at §§ 1261 et seq., and the regulations adopted thereunder, as amended.

SECTION 3.13. Tax Returns. The Borrower and its Subsidiaries have filed or caused to be filed all material Federal, state, local and foreign tax returns required to have been filed by it in all jurisdictions in which such tax returns are required to be filed and all such tax returns are true, complete and correct in all material respects. The Borrower and each of its Subsidiaries has paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the applicable financial statements in accordance with GAAP.

SECTION 3.14. Compliance with Laws and Agreements. (a) Neither the Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Borrower nor any of its Subsidiaries is in default in any material manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would be reasonably likely to result in a Material Adverse Effect.

SECTION 3.15. No Material Misstatements. Except for information not prepared by or on behalf of the Borrower and expressly disclaimed thereby, no information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or included herein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

SECTION 3.16. Use of Proceeds; Federal Reserve Regulations. The proceeds of any Loan will be used to provide working capital or for other general corporate purposes. No part of the proceeds of any Loan to the Borrower will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 3.17. No Trusts. The Borrower is not entering into this Agreement in its capacity as trustee of any trust.

ARTICLE IV

CONDITIONS OF EFFECTIVENESS AND LENDING

The obligations of the Lenders to make Loans to the Borrower hereunder are subject to the satisfaction of the conditions set forth in Sections 4.01 and 4.02 below:

SECTION 4.01. Effective Date. On the Effective Date:

(a) The Administrative Agent shall have received a written opinion of Thomas F. Seligson, Counsel of the Borrower, dated the Effective Date and addressed to the Administrative Agent and the Lenders, to the effect set forth in Exhibit C hereto.

(b) All legal matters incident to this Agreement and the borrowings hereunder shall be reasonably satisfactory to the Lenders and to Weil, Gotshal & Manges LLP, counsel for the Administrative Agent.

(c) The Administrative Agent shall have received (i) this Agreement, duly executed and delivered by the Borrower, (ii) a copy, including all amendments thereto, of the charter of the Borrower, certified as of a recent date by the Secretary of State or other appropriate official of its jurisdiction of incorporation and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State or other official; (iii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Effective Date showing all amendments thereto since the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the borrowings by the Borrower hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of the Borrower has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Borrower; (iv) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above; and (v) such other documents as the Lenders or Weil, Gotshal & Manges LLP, counsel for the Administrative Agent may reasonably request.

(d) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(e) The Administrative Agent shall have received certificates dated the Effective Date and signed by a Financial Officer of the Borrower confirming the satisfaction of the condition precedent set forth in paragraph (d) of this Section 4.01 and that as of the Effective Date, no Event of Default or Default has occurred and is continuing.

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date .

(g) The Administrative Agent shall have received certificates of a Responsible Officer of the Borrower, each dated the Effective Date and stating that (i) except as disclosed in the Exchange Act Reports or otherwise disclosed in such certificate, the Borrower and each of its Subsidiaries have complied in all respects with all Federal, state, local and foreign statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control except to the extent any such failure so to comply would not, alone or together with any other such failure, be reasonably likely to result in a Material Adverse Effect; (ii) neither the Borrower nor any of its Subsidiaries has received notice of any failure so to comply which alone or together with any other such failure would be reasonably likely to result in a Material Adverse Effect; and (iii) the plants of the Borrower and its Subsidiaries do not manage any hazardous wastes, toxic pollutants or substances similarly denominated in violation of any applicable law or regulations promulgated pursuant thereto including, for operations within the United States, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law, where such violation would be reasonably likely to result, individually or together with any such other violations, in a Material Adverse Effect.

SECTION 4.02. All Borrowings. On the date of each Borrowing:

(a) The Borrower shall have provided the notice as required by Section 2.03.

(b) The representations and warranties set forth in Article III hereof (other than the representations and warranties set forth in Sections 3.08, 3.09 and 3.10) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) The Borrower shall be in compliance in all material respects with all the terms and provisions set forth herein on its part to be observed or performed, and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

(d) There shall have been paid to the Administrative Agent, for the account of the Lenders, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before such Borrowing.

Each Borrowing by the Borrower, shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.02. Notwithstanding any contrary provision hereof, a conversion of a Borrowing to a different Type or a continuation of a Borrowing in its existing Type shall not be considered a new Borrowing.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any Obligation or any Commitment remains outstanding, unless the Required Lenders shall otherwise consent in writing:

SECTION 5.01. Financial Statements, Reports, etc. The Borrower shall furnish to the Administrative Agent the following, and the Administrative Agent shall make a copy thereof available to each Lender:

(a) Within 90 days after the end of each fiscal year its consolidated balance sheet and related statements of income and cash flow audited by independent public accountants of recognized national standing, accompanied by an opinion of such accountants (which shall not be qualified as to scope of audit or in any manner calling into question the status of its business as a going concern) to the effect that such consolidated financial statements fairly present its financial condition and results of operations and that of its consolidated Subsidiaries, taken as a whole, in accordance with GAAP;

(b) Within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its Form 10-Q as prescribed by the SEC;

(c) No later than the respective delivery due dates of financial statements under (a) and (b) above, a certificate of a Financial Officer (i) certifying that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.03;

(d) Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it (other than registration statements and prospectuses related to offerings to directors, officers or employees) with the SEC or any Governmental Authority succeeding to any of or all the functions of the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

(e) Promptly, from time to time, such other information regarding its operations, business affairs and financial condition, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an Approved Electronic Platform to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov (and a confirming electronic correspondence is delivered or caused to be delivered by the Borrower to the Administrative Agent providing notice of such availability); provided that the Borrower shall deliver paper copies of such information to the Administrative Agent for delivery to any Lender that requests such delivery. Information required to be delivered pursuant to this Section 5.01 (other than the information that pursuant to the immediately preceding sentence is deemed to have been delivered if it is made available on the website of the SEC) shall be delivered by electronic communications pursuant to the procedures set forth in Section 8.03.

SECTION 5.02. Pari Passu Ranking. The Borrower shall ensure that any amounts payable by it hereunder will at all times rank at least pari passu with all other unsecured, unsubordinated Indebtedness of the Borrower except to the extent any such Indebtedness may be preferred by law.

SECTION 5.03. Maintenance of Properties. The Borrower shall, and shall cause its Subsidiaries to, maintain and keep its properties in such repair, working order and condition, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto, as in the judgment of the Borrower are necessary and in the interests of the Borrower; provided, however, that nothing in this Section 5.03 shall prevent the Borrower (or any Subsidiary thereof) from selling, abandoning or otherwise disposing of any of its respective properties or discontinuing a part of its respective businesses from time to time if, (i) in the judgment of the Borrower, such sale, abandonment, disposition or discontinuance is advisable and (ii) in the case of a sale or other disposition, is a transaction permitted under Section 6.02.

SECTION 5.04. Obligations and Taxes. The Borrower shall pay its Indebtedness and other obligations that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, and pay and discharge all (i) material taxes upon or against it, or against its properties, and (ii) all claims which could reasonably be expected, if unpaid, to become a Lien upon its property (other than a Lien permitted under Section 6.01), in each case prior to the date on which penalties attach thereto, unless and to the extent that any such obligation or tax is being contested in good faith and adequate reserves with respect thereto are maintained on the applicable financial statements in accordance with GAAP.

SECTION 5.05. Insurance. The Borrower shall, and shall cause its consolidated Subsidiaries to, insure and keep insured, in each case with reputable insurance companies, so much of its respective properties to such an extent and against such risks, or in lieu thereof, maintain or cause to be maintained a system or systems of self-insurance, as is customary in the case of corporations engaged in the same or similar business or having similar properties similarly situated.

SECTION 5.06. Existence; Businesses and Properties. (a) The Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence in its jurisdiction of organization, except as otherwise expressly permitted under Section 6.02.

(b) The Borrower shall do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business as its Board of Directors shall determine in its judgment.

SECTION 5.07. Compliance with Laws. (a) The Borrower shall comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority to which it is subject, whether now in effect or hereafter enacted, such that no failure so to comply will result in the levy of any penalty or fine which shall have a Material Adverse Effect.

(b) The Borrower shall comply in all material respects with the applicable provisions of ERISA and all other related applicable laws and furnish to the Administrative Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that any ERISA Event has occurred that alone or together with any other ERISA Event would reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $50,000,000, a statement of a Financial Officer setting forth details as to such ERISA Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such ERISA Event given to the PBGC or other Governmental Authority, (ii) promptly after receipt thereof, a copy of any notice the Borrower or any ERISA Affiliate may receive from the PBGC or other Governmental Authority relating to the intention of the PBGC or other Governmental Authority to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), or any Foreign Plan or Foreign Plans, or to appoint a trustee to administer any Plan or Plans, or any Foreign Plan or Foreign Plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or ERISA Affiliate concerning (A) the imposition of Withdrawal Liability in excess of $50,000,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, if such termination or reorganization would reasonably be expected to result, alone or with any other such termination or reorganization, in increases in excess of $50,000,000 in the contributions required to be made to the relevant Plan or Plans.

SECTION 5.08. Default Notices. The Borrower shall furnish to the Administrative Agent prompt written notice upon its becoming aware of any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that, so long as any Obligation or any Commitment remains outstanding, unless the Required Lenders shall otherwise consent in writing, the Borrower will not:

SECTION 6.01. Liens. (a) Create or incur, or permit any Restricted Subsidiary to create or incur, any Lien on its property or assets (including stock or other securities of any person, including any of its Subsidiaries) now or hereafter acquired by it or on any income or revenues or rights in respect thereof, securing Indebtedness for borrowed money, without ratably securing the Loans; provided, however, that the foregoing shall not apply to the following:

(i) Liens on property or assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(ii) Liens existing on any property or asset at or prior to the acquisition thereof by the Borrower or a Restricted Subsidiary, Liens on any property or asset securing the payment of all or any part of the purchase price of such property or asset, Liens on any property or asset securing any Indebtedness incurred prior to, at the time of or within 180 days after the acquisition of such property or asset for the purpose of financing all or any part of the purchase price thereof or Liens on any property or asset securing any Indebtedness incurred for the purpose of financing all or any part of the cost to the Borrower or Restricted Subsidiary of improvements thereto;

(iii) Liens securing Indebtedness of a Restricted Subsidiary owing to the Borrower or to another Restricted Subsidiary;

(iv) Liens existing on September 30, 2008 and set forth on Schedule 6.01(a);

(v) Liens on property of a person existing at the time such person is merged into or consolidated with the Borrower or a Restricted Subsidiary or at the time such person becomes a Subsidiary of the Borrower through the direct or indirect acquisition of capital stock of such person by the Borrower or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to the Borrower or a Restricted Subsidiary;

(vi) Liens on any property owned by the Borrower or any Restricted Subsidiary, in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

(vii) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves are maintained by the applicable financial statements in accordance with GAAP; and

(viii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of the Liens referred to in clauses (i) through (vi) of this Section 6.01(a); provided, however, that each such extension, renewal or replacement is limited to all or a part of the property which secured the Lien so extended, renewed or replaced (and any improvements thereon).

(b) Notwithstanding paragraph (a) of this Section 6.01 and in addition to the Liens permitted thereunder, the Borrower and any Restricted Subsidiary may create or incur Liens which would otherwise be subject to the foregoing restrictions to secure Indebtedness for borrowed money in an aggregate amount which does not at the time exceed 10% of the Consolidated Net Tangible Assets of the Borrower and its consolidated Subsidiaries at such time.

SECTION 6.02. Consolidation, Merger, Sale of Assets, etc. Consolidate or merge with or into any other person or sell, lease or transfer all or substantially all of its property and assets, or agree to do any of the foregoing, unless (a) no Default or Event of Default has occurred and is continuing or would result immediately after giving effect thereto, (b) if the Borrower is not the surviving corporation or if the Borrower sells, leases or transfers all or substantially all of its property and assets, the Borrower or the surviving corporation or the person purchasing or being leased the assets agrees to be bound by the terms and provisions applicable to the Borrower hereunder, and (c) immediately after such transaction, individuals who were directors of the Borrower during the twelve month period prior to such merger, sale or lease (together with any replacement or additional directors whose election was recommended by or who were elected by a majority of directors then in office) constitute the Board of Directors of the surviving corporation or the person purchasing or being leased the assets.

SECTION 6.03. Financial Undertaking. Permit the aggregate Indebtedness of the Borrower and its consolidated Subsidiaries, after eliminating intercompany items, to exceed 150% of Consolidated Net Worth of the Borrower and its consolidated Subsidiaries.

SECTION 6.04. Change in Business. The Borrower, together with its consolidated Subsidiaries, cease to be primarily engaged in the production and sale of aluminum products.

ARTICLE VII

EVENTS OF DEFAULT

In case of the happening of any of the following events (“Events of Default”):

(a) the Borrower shall default in the payment when due of any principal of any Loan and, if such default shall result from the failure of any third party payments system used by the Borrower, such default shall continue for a period of two Business Days;

(b) the Borrower shall fail to pay when due any interest, fee or other amount payable under this Agreement upon demand therefor, and such failure shall continue for a period of five Business Days;

(c) any representation or warranty made or deemed made by the Borrower under this Agreement or any statement made by the Borrower in any financial statement, certificate, report, exhibit or document furnished by or on behalf of the Borrower in connection with this Agreement shall prove to have been false or misleading in any material respect as of the time when made and, if such representation or warranty is able to be corrected, such representation or warranty is not corrected within 20 days after the Borrower’s knowledge that it was false or misleading;

(d) the Borrower shall default in the performance or observance of any covenant contained in Section 5.02, Section 5.06(a), Section 5.08 or Article VI;

(e) the Borrower shall default in the performance or observance of any covenant or agreement under this Agreement (other than those specified in paragraphs (a), (b) and (d) above) and such default shall continue for a period of 30 days after notice from the Administrative Agent;

(f) the Borrower shall (i) (A) default in the payment of any principal or interest beyond any period of grace provided with respect thereto, due in respect of any Indebtedness in a principal amount in excess of $50,000,000, or (B) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness in a principal amount in excess of $50,000,000, if the effect of any such default or failure referred to in this clause (i) is to cause such Indebtedness to become due prior to its stated maturity; or (ii) default in the payment at maturity of any principal in respect of any Indebtedness in a principal amount in excess of $50,000,000;

(g) a proceeding shall have been instituted or a petition filed in respect of the Borrower

(i) seeking to have an order for relief entered in respect of the Borrower, or seeking a declaration or entailing a finding that the Borrower is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, revocation or forfeiture of charter or Memorandum and Articles of Association, liquidation, reorganization, arrangement, adjustment, composition or other relief with respect to the Borrower, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

(ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator, administrator or other similar official for the Borrower or for all or any substantial part of its property, and such proceeding or petition shall remain undismissed for a period of 90 consecutive days or an order or decree approving any of the foregoing shall be entered;

(h) the Borrower shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business generally or as a whole, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in clause (g)(i) above or shall consent to any order or decree described therein, shall institute a proceeding described in clause (g)(ii) above or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property or shall take any action in furtherance of any of the foregoing;

(i) any of the following shall have occurred: (i) any person or group of persons shall have acquired beneficial ownership of a majority in interest of the outstanding Voting Stock of the Borrower (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 and the applicable rules and regulations thereunder), (ii) during any period of 25 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 25 month period were directors of the Borrower (together with any replacement or additional directors whose election was recommended by or who were elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Borrower or (iii) any person or group of related persons shall acquire all or substantially all of the assets of the Borrower provided, however, that a change in control of the Borrower shall not be deemed to have occurred pursuant to clause (iii) of this paragraph (i) if the Borrower shall have merged or consolidated with or transferred all or substantially all of its assets to another person in compliance with the provisions of Section 6.02 and the ratio represented by the total assets of the surviving person, successor or transferee divided by such person’s stockholders’ equity, in each case as determined and as would be shown in a consolidated balance sheet of such person prepared in accordance with GAAP (the “Leverage Ratio” of such person) is no greater than the then Leverage Ratio of the Borrower immediately prior to such event;

(j) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Plans, or any Foreign Plan or Foreign Plans, that reasonably could be expected to result in liability of the Borrower to the PBGC or other Governmental Authority or to a Plan or Foreign Plan in an aggregate amount exceeding $50,000,000 and, within 30 days after the reporting of any such ERISA Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.07(b), the Administrative Agent shall have notified the Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such ERISA Event or ERISA Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans, or such Foreign Plan or Foreign Plans, by the PBGC or other Governmental Authority, (B) for the appointment either by the appropriate United States District Court of a trustee to administer such Plan or Plans or by an applicable court of law outside the United States of a trustee to administer such Foreign Plan or Foreign Plans or (C) for the imposition of a lien in favor of a Plan or Foreign Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans or by an applicable court of law outside the United States of a trustee to administer such Foreign Plan or Foreign Plans; or the PBGC or other Governmental Authority shall institute proceedings to terminate any Plan or Plans or any Foreign Plan or Foreign Plans;

(k) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and does not have adequate reserves set aside against such Withdrawal Liability and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $50,000,000 or requires payments exceeding $50,000,000 in any calendar year;

(l) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $50,000,000;

(m) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against the Borrower or any Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed (unless an appeal or writ of certiorari is being diligently prosecuted), or any action shall be legally taken by a judgment creditor or creditors holding judgments which in the aggregate exceed $100,000,000 to levy upon assets or properties of the Borrower or any Subsidiary of the Borrower to enforce any such judgment; or

(n) any provision of any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, the Borrower party thereto, or the Borrower shall so state in writing, but only if such events or circumstances, individually or in the aggregate, result in a Material Adverse Effect; or

then, and in every such event (other than an event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the obligation of each Lender to make any Loan shall immediately terminate, and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; and in any event described in paragraph (g) or (h) above, (x) the Commitment of each Lender to make Loans shall automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Authorization and Action. (a) Each Lender hereby appoints Citi as the Administrative Agent hereunder and each Lender authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement or the other Loan Documents.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders except to the limited extent provided in Section 2.05(c) and Section 9.04(b), and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

(d) In the event that Citi or any of its Affiliates is or becomes an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by the Borrower, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any Obligation of the Borrower hereunder or under any other Loan Document by or on behalf of Citi in its capacity as such for the benefit of the Borrower under any Loan Document (other than Citi or an Affiliate of Citi) and which is applied in accordance with the Loan Documents is exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

(e) The Arranger shall not have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity.

SECTION 8.02. Administrative Agent’s Reliance, Etc. None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such person. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.04, (b) may rely on the Register to the extent set forth in Section 2.05 and Section 9.04(b), (c) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrower in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of the Borrower or as to the existence or possible existence of any Default or Event of Default and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 8.03. Posting of Communications. (a) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated, or otherwise chooses to, furnish to the Administrative Agent pursuant to any

Loan Document or in connection with the transactions contemplated therein, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled payment date therefor, (iii) relates to a termination or reduction of Commitments pursuant to Section 2.10, (iv) provides notice of any Default or Event of Default, (v) is required to be delivered to satisfy any condition precedent under Article IV or (vi) in accordance with Section 5.01, including clauses (a), (b) and (d) of such Section, is deemed to have been delivered if it is made available on the website of the SEC (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com.

(b) The Borrower further agrees that the Administrative Agent may, but shall not be obligated to, make the Communications available to the Lenders by posting the Communications on IntraLinksTM or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(c) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(d) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGER, OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ALCOA’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET.

(e) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its Email address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s Email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such Email address.

(f) Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(g) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Ratable Portion, Citi shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders. Citi and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, the Borrower as if Citi were not acting as the Administrative Agent.

SECTION 8.05. Indemnification. Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower, but without affecting the Borrower’s reimbursement obligation), from and against such Lender’s aggregate ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent any of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or such Affiliate. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

SECTION 8.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a Successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the earlier of (x) the date that is 30 days after the giving by the existing Administrative Agent of a resignation notice pursuant to this Section 8.06 and (y) the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article IX as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. Except as provided in Section 8.03, notices and other communications provided for herein shall (unless deemed to have been delivered in accordance with Section 5.01) be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

(a) if to the Borrower, to Alcoa Inc. at 390 Park Avenue, New York, New York 10022-4608, Attention of Vice President & Treasurer (Telecopy No. 212-836-2823);

(b) if to the Administrative Agent, to Citibank, N.A. at 2 Penns Way, Suite 110, New Castle, Delaware 19720, Attention: Bank Loan Syndications (Telecopy No. 212-994-0961); and

(c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01(a) or Schedule 2.01(b), as applicable, or in the Assignment and Assumption.

Any party may subsequently change its notice address by written notice to the other parties as herein provided. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party to the Administrative Agent and the Borrower given in accordance with this Section 9.01.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures set forth in Section 8.03 or otherwise approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender; provided further that any Lender may, upon request, receive a hard copy delivery of any or all such notices. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth in Section 8.03 or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Any notice hereunder shall be effective upon receipt. Any notice or other communication received on a day which is not a Business Day or after business hours in the place of receipt shall be deemed to be served on the next following Business Day in such place.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as any Obligation remains outstanding and unpaid and so long as the Commitments have not been terminated.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than to the Borrower or the Borrower’s Subsidiary or Affiliate) all or a portion of its rights and obligations under this Agreement (including all or a portion of its rights and obligations with respect to its Commitment and the Loans) to (1) any other Lender or an Affiliate of such Lender or (2) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) The Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under clause (a), (b), (g) or (h) of Article VII has occurred and is continuing, any other assignee; and

(B) the Administrative Agent.

(ii) Assignments shall be subject to the following conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or an integral multiple thereof, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (g) or (h) of Article VII has occurred and is continuing);

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E) in the case of an assignment to a CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement; provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the proviso to Section 9.08(b) that affects such CLO.

For purposes of this Section 9.04(b), the terms “Approved Fund” and “CLO” have the following meanings:

“Approved Fund” shall mean (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” shall mean any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto with respect to the interests assumed and, to the extent of the interest assigned under such Assignment and Assumption, have the rights and obligations of a Lender, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05).

(iv) The Administrative Agent shall maintain at its address referred to in Section 9.01 a copy of each Assignment and Assumption delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time and the Commitments of each Lender. Any assignment pursuant to this Section 9.04 shall not be effective until such assignment is recorded in the Register.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph

(b) of this Section, the Administrative Agent shall promptly (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give notice thereof to the Borrower. No assignment shall be effective for purposes of this Agreement until it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its rights and obligations with respect to its Commitment and the Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 9.08(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or unless the right to a greater payment results from a change in law after the Participant becomes a Participant with respect to such participation.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and the other provisions of this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees upon demand to pay, or reimburse the Administrative Agent, and the Arranger for all of each such person’s reasonable and documented out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent’s counsel, Weil, Gotshal & Manges LLP) incurred by each such person in connection with any of the following: (i) the Administrative Agent’s negotiation or execution of any Loan Document, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including the satisfaction or attempted satisfaction of any condition set forth in Article IV), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iii) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent’s rights and responsibilities hereunder and under the other Loan Documents, (iv) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (v) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, this Agreement or any other Loan Document, (vi) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, this Agreement or any other Loan Document or (vii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same.

(b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (which shall be limited to one primary counsel and one local counsel per each applicable jurisdiction), incurred by the Administrative Agent or such Lenders in connection with any of the following: (i) in enforcing any Loan Document or Obligation or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Borrower’s Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

(c) The Borrower agrees to hold harmless the Administrative Agent, each Lender, the Arranger and each of their respective affiliates and each of their respective officers, directors, employees, agents, advisors, attorneys and representatives (each, an “Indemnitee”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel (which shall be limited to one primary counsel and one local counsel per each applicable jurisdiction for the Administrative Agent, or any Lender, unless, in the reasonable opinion of the Administrative Agent, representation of all such Indemnitees would be inappropriate due to an actual or potential conflict of interest, in which case there shall be permitted one additional counsel for such affected Indemnitees)), joint or several, that may be incurred by or asserted or awarded against any Indemnitee (including in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense in connection therewith), in each case arising out of or in connection with or by reason of this Agreement, the other Loan Documents, or any actual or proposed use of the proceeds of the Facility, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its officers, directors, employees or agents. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnity shall be effective, whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its directors, security holders or creditors, an Indemnitee or any other person, or an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated by this Agreement are consummated. No Indemnitee shall have any liability (whether in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated by this Agreement, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). The Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d) The provisions of this Section 9.05 and any other indemnification or other protection provided to any Indemnitee pursuant to this Agreement shall (i) remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment in full of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Administrative Agent or Lender, and (ii) inure to the benefit of any person that was at the time such claim arose an Indemnitee under this Agreement or any other Loan Document. The Administrative Agent and each Lender agrees to use commercially reasonable efforts to promptly notify the Borrower of any claims for indemnification or other protection under this Section 9.05; provided, however, that any failure by such person to deliver any such notice shall not relieve the Borrower from its obligations under this Section 9.05. All amounts due under this Section 9.05 shall be payable on written demand therefor, but shall be subject to the requirements of reasonableness and documentation as set forth herein.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any of and all the Obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or otherwise and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any further notice or shall entitle the Borrower to notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of any principal payment date or date for the payment of any interest on any Loan or date fixed for payment of any Facility Fee, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Facility Fee of any Lender without the prior written consent of such Lender, (iii) release the Borrower from its obligations to repay the principal amount of any Loan owing to such Lender (other than by the payment or prepayment thereof) without the prior written consent of such Lender, (iv) amend or modify the provisions of Sections 2.12, 2.15 and 2.16, the provisions of this Section or the definition of “Required Lenders”, without the prior written consent of each Lender or (v) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Lender and each assignee thereof shall be bound by any waiver, consent, amendment or modification authorized by this Section.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable to such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

SECTION 9.10. Entire Agreement. This Agreement and any fee arrangements related hereto constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the fee arrangements related hereto.

SECTION 9.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction, Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) To the extent that the Borrower has, or hereafter may be entitled to claim, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, the Borrower hereby waives such immunity in respect of its obligations hereunder and any other Loan Document to the fullest extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 9.15(d) shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

SECTION 9.16. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in The City of New York, on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).

SECTION 9.17. National Security Laws. (a) Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

(b) Notwithstanding any other provision of this Agreement, no Lender will assign its rights and obligations under this Agreement, or sell participations in its rights and/or obligations under this Agreement, to any person who is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation or (ii) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar executive orders.

SECTION 9.18. Confidentiality. Each Lender, the Administrative Agent, and the Arranger agree to use all reasonable efforts to keep information obtained by it pursuant hereto and the other Loan Documents (other than such information that is made public by the Borrower or any of its Affiliates) confidential in accordance with such person’s customary practices and agrees that it shall not disclose any such information other than (a) to such person’s respective Affiliates and their respective employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the Transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such person on a non-confidential basis from a source other than the Borrower or any advisor, agent, employee or other representative thereof in each case that identified itself as such, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, (d) to current or prospective assignees, participants and Approved Funds, grantees described in Section 9.04, any direct or indirect contractual counterparties to any swap or derivative transaction relating to the Borrower and its Obligations, and to their respective legal or financial advisors, in each case and to the extent such assignees, participants, Approved Funds, grantees or counterparties are instructed to comply with, and to cause their advisors to comply with, the provisions of this

Section 9.18 or other provisions at least as restrictive as the provisions of this Section 9.18, (e) to any rating agency when required by it, provided, however, that, prior to any such disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Borrower received by it from the Administrative Agent or the Arranger or any Lender, (f) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document and (g) disclosures required or requested by any governmental agency or representative thereof or by the National Association of Insurance Commissioners or pursuant to legal or judicial process. Notwithstanding any other provision in this Agreement, the Administrative Agent hereby agrees that the Borrower (and each of its officers, directors, employees, accountants, attorneys and other advisors) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Facility and the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to it relating to such U.S. tax treatment and U.S. tax structure.

[Signature pages follow]

IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

ALCOA INC.

by	/s/ Peter Hong
	Name:	Peter Hong
	Title:	Vice President and Treasurer

[SIGNATURE PAGE TO ALCOA 364-DAY REVOLVING LOAN CREDIT AGREEMENT]

CITIBANK, N.A., as Administrative Agent and Lender

by	/s/ Raymond G. Dunning
	Name:	Raymond G. Dunning
	Title:	Vice President

[SIGNATURE PAGE TO ALCOA 364-DAY REVOLVING LOAN CREDIT AGREEMENT]

Bank of America, N.A., as a Lender

by	/s/ Jeff Hallmark
	Name:	Jeff Hallmark
	Title:	Senior Vice President

[SIGNATURE PAGE TO ALCOA 364-DAY REVOLVING LOAN CREDIT AGREEMENT]

THE BANK OF NEW YORK MELLON as a Lender

by	/s/ William M. Feathers
	Name:	William M. Feathers
	Title:	Vice President

[SIGNATURE PAGE TO ALCOA 364-DAY REVOLVING LOAN CREDIT AGREEMENT]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as a Lender

by	/s/ Joanne Nasuti
	Name:	Joanne Nasuti
	Title:	Authorized Signatory

[SIGNATURE PAGE TO ALCOA 364-DAY REVOLVING LOAN CREDIT AGREEMENT]

BARCLAYS BANK PLC, as a Lender

by	/s/ Nicholas Bell
	Name:	Nicholas Bell
	Title:	Director

[SIGNATURE PAGE TO ALCOA 364-DAY REVOLVING LOAN CREDIT AGREEMENT]

Credit Suisse, Cayman Island Branch as a Lender

by	/s/ Alein Daoust
	Name:	Alein Daoust
	Title:	Director

by	/s/ Morenikeji Ajayi
	Name:	Morenikeji Ajayi
	Title:	Associate

[SIGNATURE PAGE TO ALCOA 364-DAY REVOLVING LOAN CREDIT AGREEMENT]

SCHEDULE 2.01(a)

TO CREDIT AGREEMENT

LENDERS AND COMMITMENTS

Lender	Commitment	Address for Notices
Citibank, N.A.	$250,000,000.00	Dennis Banfield 2 Penns Way, Suite 101 New Castle, DE 19720 Tel- 302-894-6109 Fax- 212-994-0847 dennis1.banfield@citigroup.com

Barclays Bank PLC	$250,000,000.00	Nicholas Bell Barclays Capital 200 Park Avenue, 3rd Floor New York, NY, 10166 Tel- 212-412-4029 Fax- 212-412-7600 nicholas.bell@barcap.com

Credit Suisse, Cayman Islands Branch	$250,000,000.00

Alain Daoust

1 First Canadian Place, Suite 3000

Toronto, Ontario

M5X1C9

Canada

Tel- 416-352-4527

Fax- 416-352-0927

alain.daoust@credit-suisse.com

Keji Ajayi

Tel- 212-538-0716

Fax- 212-322-2740

keji.ajayi@credit-suisse.com

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$250,000,000.00

Joanne Nasuti

1251 Avenue of the Americas, 12th Floor

New York, NY 10020-1104

Tel- 212-782-4458

Fax- 212-782-6440

jnasuti@us.mufg.jp

Chris Wilkens

1251 Avenue of the Americas, 12th Floor

New York, NY 10020-1104

Tel- 212-782-4358

Fax- 212-782-6445

cwilkens@us.mufg.jp

Bank of America, N.A.	$100,000,000.00

Jeff Hallmark

335 Madison Avenue

New York, NY 10017

Tel- 212-503-7992

jeff.hallmark@bankofamerica.com

George Hlentzas

335 Madison Avenue

New York, NY 10017

Tel- 212-503-7896

george.p.hlentzas@bankofamerica.com

The Bank of New York Mellon	$50,000,000.00

William M. Feathers

One Mellon Center, Room 3600

Pittsburgh, PA 15238-0001

Tel- 412-234-4598

Fax- 412-236-6112

William.feathers@bnymellon.com

Paul F. Noel

One Mellon Center, Room 3600

Pittsburgh, PA 15238-0001

Tel- 412-234-3753

Fax- 412-236-6112

Paul.f.noel@bnymellon.com

Total	$1,150,000,000.00

SCHEDULE 3.08

TO CREDIT AGREEMENT

LITIGATION

The legal proceeding described below arose during the third quarter of 2008 and will be disclosed under Part II – Other Information, Item 1. “Legal Proceedings” of Alcoa’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 to be filed with the Securities and Exchange Commission. As noted in the last sentence of the description, the proceeding is in its preliminary stage and Alcoa is unable to reasonably predict an outcome or to estimate a range of reasonably possible loss.

PART II – OTHER INFORMATION

Item 1.	Legal Proceedings.

On July 21, 2008, the Teamsters Local #500 Severance Fund and the Southeastern Pennsylvania Transportation Authority (collectively, “plaintiffs”) filed a shareholder derivative suit in the civil division of the Court of Common Pleas of Allegheny County, Pennsylvania against certain officers and directors of Alcoa claiming breach of fiduciary duty, gross mismanagement, and other violations. This derivative action stems from the previously disclosed civil litigation brought by Aluminium Bahrain B.S.C. (“Alba”) against Alcoa, Alcoa World Alumina LLC, Victor Dahdaleh, and others, and the subsequent investigation of Alcoa by the U.S. Department of Justice and Securities and Exchange Commission with respect to Alba’s claims. The Alba suit alleges, among other things, that Alcoa and its employees or agents engaged in a conspiracy over a 15-year period to defraud Alba by illegally bribing Bahrainian government officials and/or officers of Alba to force Alba to purchase alumina at excessively high prices. The Alba suit and the investigation are more fully described in Part II, Item 1 of Alcoa’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. This derivative action claims that the defendants caused or failed to prevent the matters alleged in the Alba lawsuit. The derivative action is in its preliminary stage and the company is unable to reasonably predict an outcome or to estimate a range of reasonably possible loss.

Schedule 3.08

SCHEDULE 6.01(a)

TO CREDIT AGREEMENT

EXISTING LIENS

[See attached]

UCC SEARCH LISTING RESULTS

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALCOA FUJIKURA LTD. - DELAWARE SECRETARY OF STATE
ALCOA FUJIKURA LTD. INC.	DE-SOS	1 OF 14	INITIAL DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL CORPORATION	1/10/2001	1004371 6	THIS FINANCING STATEMENT COVERS ALL OF THE DEBTOR’S RIGHT, TITLE AND INTEREST . . . IN THE FOLLOWING PROPERTY: ALL EQUIPMENT SUBJECT TO MASTER AGREEMENT TO LEASE EQUIPMENT .. . . INCLUDING ALL RELATED INSURANCE, WARRANTY, RENTAL AND OTHER CLAIMS, AND RIGHTS TO PAYMENT, AND ALL BOOKS, RECORDS, AND PROCEEDS.

ALCOA FUJIKURA LTD. INC. DE-SOS				CISCO SYSTEMS CAPITAL CORPORATION	5/9/2001	1042383	FILE NUMBER: 1004371 6 FILE DATE: 1/10/2001 THIS AMENDMENT IS TO CHANGE THE DEBTOR’S ADDRESS FROM “105 WEST PARK DR, STE 200, BRENTWOOD, TN 37027” TO “830 CRESCENT CENTER DRIVE, STE 600, FRANKLIN, TN 37067.”

ALCOA FUJIKURA LTD. INC.	DE-SOS		DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL CORPORATION	9/5/2001	1096556	FILE NUMBER: 1004371 6 FILE DATE: 1/10/2001 THIS AMENDMENT CHANGES THE DEBTOR’S ORGANIZATION NAME TO: ALCOA FUJIKURA LTD.

ALCOA FUJIKURA LTD. INC.	DE-SOS		COLLATERAL AMENDMENT	CISCO SYSTEMS CAPITAL	2/20/2003	3047929 8	FILE NUMBER: 1004371 6 FILE DATE: 1/10/2001 THE DESCRIPTION OF COLLATERAL CONTAINED IN THE ORIGINAL FINANCING STATEMENT IS SLIGHTLY AMENDED, BUT STILL INCLUDES THE EQUIPMENT AND RELATED INSURANCE, WARRANTY, RENTAL AND OTHER CLAIMS AND RIGHTS TO PAYMENT, AND ALL BOOKS, RECORDS, AND PROCEEDS.

	DE-SOS		CONTINUATION	CISCO SYSTEMS CAPITAL	10/14/2005	5318448 9	FILE NUMBER: 1004371 6 FILE DATE: 1/10/2001

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALCOA FUJIKURA LTD. INC.	DE-SOS		DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL	3/28/2006	6104192 0	FILE NUMBER: 1004371 6 FILE DATE: 1/10/2001 DEBTOR ZIP CODE CHANGE FROM 37067 TO 37027

ALCOA FUJIKURA LTD. INC.	DE-SOS		DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL	3/28/2007	2007 1157949	FILE NUMBER: 1004371 6 FILE DATE: 1/10/2001 DEBTOR ADDRESS CHANGED TO 105 WESTPARK DRIVE, BRENTWOOD, TN 37027

DE-SOS			DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL CORPORATION	4/24/2007	2007 1530012	FILE NUMBER: 1004371 6 FILE DATE: 1/10/2001 DEBTOR NAME CHANGED TO ALCOA FUJIKURA LTD.

DE-SOS		2 0F 14	INITIAL	SAFECO CREDIT CO. INC.	8/9/2002	2206225 9	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: FILE DATE: 9/22/1997, FILE NUMBER: 196907, TX SECRETARY OF STATE, ORIGINAL, WHICH LISTS A 1997 STEINBOCK FORKLIFT, MODEL WM13/526D AND RELATED ACCESSORIES, ADDITIONS, AND REPLACEMENTS.

DE-SOS		3 OF 14	INITIAL	SAFECO CREDIT CO. INC.	10/23/2002	2276647 9	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) TN-SEC. OF STATE, ORIGINAL, 01/07/1998, 982-001424, WHICH COVERS THE ACCESSORIES, PARTS, AND SUPPLIES IN CONNECTION WITH A NEW1997 YALE LIFT TRUCK; 2) TX-SEC. OF STATE, ORIGINAL, 01/06/1998, 98-003442, WHICH COVERS THE ACCESSORIES, PARTS, AND SUPPLIES IN CONNECTION WITH A NEW1997 YALE REACH TRUCK

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	4 OF 14	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	1/21/2003	3031558 3	TO SCHEDULE 2002-02 DATED 10/25/2002 TO MASTER LEASE AGREEMENT NUMBER40081, LISTING THE FOLLOWING LEASED EQUIPMENT: 1) 2002 TOYOTA FBE15 3000 LB 3 WHEEL ELECTRIC RIDER TRUCK; 2) 2002 TOYOTA 7FGCU70 CUSHIONED LPG FORK TRUCK.

ALCOA FUJIKURA LTD. INC.	DE-SOS	5 OF 14	INITIAL	CISCO SYSTEMS CAPITAL	2/20/2003	3048108 8	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) TX-SEC. OF STATE, ORIGINAL, 05/09/2001, 01-087478; 2) TN-SEC. OF STATE, ORIGINAL, 12/11/2000, 100-008795; EACH STATEMENT OF WHICH COVERS ALL OF THE DEBTOR’S RIGHT, TITLE, AND INTEREST IN PROPERTY INCLUDING ALL EQUIPMENT AND ALL RELATED INSURANCE, WARRANTY, RENTAL AND OTHER CLAIMS, AND ALL BOOKS, RECORDS, AND PROCEEDS.

	DE-SOS		DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL	3/20/2007	2007 1045151	FILE NUMBER: 3048108 8 FILE DATE: 2/20/2003 DEBTOR ADDRESS AMENDED TO: 105 WESTPARK DRIVE, BRENTWOOD, TN, 37027

ALCOA FUJIKURA LTD. INC.	DE-SOS		DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL	3/20/2007	2007 1045508	FILE NUMBER: 3048108 8 FILE DATE: 2/20/2003 DEBTOR’S ORGANIZATION NAME AMENDED TO ALCOA FUJIKURA LTD, INC.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALCOA FUJIKURA LTD. INC.	DE-SOS	6 OF 14	INITIAL	CISCO SYSTEMS CAPITAL	2/20/2003	3048113 8	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) PA-SEC.I19 OF STATE, ORIGINAL, 09/05/2001, 34300652, WHICH COVERS ALL OF THE DEBTOR’S RIGHT, TITLE, AND INTEREST IN PROPERTY INCLUDING ALL EQUIPMENT AND ALL RELATED INSURANCE, WARRANTY, RENTAL AND OTHER CLAIMS, AND ALL BOOKS, RECORDS, AND PROCEEDS.

	DE-SOS		DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL	3/20/2007	2007 1045144	FILE NUMBER: 3048113 8 FILE DATE: 2/20/2003 DEBTOR ADDRESS AMENDED TO: 105 WESTPARK DRIVE 600, BRENTWOOD, TN 37027

ALCOA FUJIKURA LTD. INC.	DE-SOS		DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL	3/20/2007	2007 1045219	FILE NUMBER: 3048113 8 FILE DATE: 2/20/2003 DEBTOR’S ORGANIZATION NAME AMENDED TO: ALCOA FUJIKURA LTD. INC.

	DE-SOS	7 OF 14	INITIAL	FLEET BUSINESS CREDIT, INC.	8/27/2003	3221739 9	THIS FINANCING STATEMENT IS BEING FILED IN LIEU OF A CONTINUATION STATEMENT(S) FOR THE FOLLOWING PREVIOUSLY FILED FINANCING STATEMENT(S): TX-SEC. OF STATE, 0000636623, 12/04/2000, LISTING EQUIPMENT, INCLUDING ALL REPLACEMENT PARTS, REPAIRS, AND ATTACHMENTS.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	8 OF 14	INITIAL	BANC ONE LEASING CORPORATION	1/21/2004	4016377 6	THIS FINANCING STATEMENT IS BEING FILED IN LIEU OF A CONTINUATION STATEMENT(S) FOR THE FOLLOWING PREVIOUSLY FILED FINANCING STATEMENT(S): 1) PA-SEC. OF COMMONWEALTH, 29981121, 03/05/1999; 2) ALLEGHENY PROTHONOTARY, PA, UCC99 1620, 03/08/1999; LISTING AN AGIECUT WIRE EDM MACHINE TOOL AND ALL ATTACHMENTS, PARTS, REPAIRS, ETC.

	DE-SOS	9 OF 14	INITIAL	BANC ONE LEASING CORPORATION	1/21/2004	4016382 6	THIS FINANCING STATEMENT IS BEING FILED IN LIEU OF A CONTINUATION STATEMENT(S) FOR THE FOLLOWING PREVIOUSLY FILED FINANCING STATEMENT(S): 1) MI-SEC. OF STATE, D487243, 03/05/1999; LISTING AN AGIECUT WIRE EDM MACHINE TOOL AND ALL ATTACHMENTS, PARTS, REPAIRS, ETC.

	DE-SOS	10 OF 14	INITIAL	JAMAC, INC.	5/12/2004	4131707 4	THIS FINANCING STATEMENT COVERS THE FOLLOWING COLLATERAL: JANOME BRAND DESKTOP ROBOT MODEL JR2303 (110V) WITH MEMORY CARD VERSION SAC 4.80; NSK SPINDLE MODEL NE52; NORTECH VACUUM SYSTEM MODEL 041MJ.

	DE-SOS		TERMINATION	JAMAC, INC.	6/18/2004	4169169 2	FILE NUMBER: 4131707 4 FILE DATE: 05/12/2004

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	11 OF 14	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	3/9/2005	5075714 7	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) TN - DEPT. OF STATE, ORIGINAL UCC, 07/13/2000, 300-038415; 2) TX - SEC. OF STATE, ORIGINAL UCC, 07/13/2000, 0000540371; 3) TX - BEXAR COUNTY CLERK, ORIGINAL UCC, 09/26/2000, 2000-0625533; LISTING A 1996 CESSNA CITATION N991PC, S/N 560-0364 AIRCRAFT, AND ALL ATTACHMENTS, ACCESSORIES, INSTRUMENTS, EQUIPMENT, ETC. THEREOF, AS MORE SPECIFICALLY DESCRIBED IN ANNEX A

	DE-SOS	12 OF 14	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	3/15/2005	5080996 3	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) TN-DEPT. OF STATE, ORIGINAL, 07/13/2000, 300-038415; LISTING A 1996 CESSNA CITATION N991PC, S/N 560-0364 AIRCRAFT AND ALL ATTACHMENTS, ACCESSORIES, INSTRUMENTS, EQUIPMENT, ETC. THEREOF, AS MORE SPECIFICALLY DESCRIBED IN ANNEX A.

	DE-SOS		TERMINATION	GENERAL ELECTRIC CAPITAL CORPORATION	3/15/2005	5081667 9	FILE NUMBER: 5080996 3 FILE DATE: 3/15/2005

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	13 OF 14	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	3/16/2005	5083565 3	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) TN - DEPT. OF STATE, ORIGINAL UCC, 07/13/2000, 300-038415; LISTING A 1996 CESSNA CITATION N991PC, S/N 560-0364 AIRCRAFT AND ALL ATTACHMENTS, ACCESSORIES, INSTRUMENTS, EQUIPMENT, ETC. THEREOF, AS MORE SPECIFICALLY DESCRIBED IN ANNEX A

	DE-SOS	14 OF 14	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	10/11/2005	5321584 6	THE FINANCING STATEMENT IS AN “IN LIEU OF CONTINUATION” FOR THE FOLLOWING STATEMENTS: 1) KY SOS ORIGINAL 1606836, 2/27/2001; 2) TX SOS ORIGINAL 01-035555, 2/27/2001; EACH COVERING PROPERTY LISTED IN ATTACHED ANNEX A, SUCH AS 4 WHEEL ELECTRIC LIFT TRUCKS; 3 WHEEL ELECTRIC RIDER TRUCKS; NARROW AISLE REACH TRUCKS; AND V LINE INDUSTRIAL BATTERIES.

ALCOA GLOBAL FASTENERS, INC. – DELAWARE SECRETARY OF STATE

FAIRCHILD HOLDING CORP. THE FAIRCHILD CORPORATION	DE-SOS	1 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	5/2/2002	2109999 7	THIS FINANCING STATEMENT COVERS THE COLLATERAL LISTED IN EXHIBIT A: A HELITRONIC MINI POWER MACHINE WITH POWER CART ORGANIZER, AUTOMATIC LOADER, AND REMOTE CONTROL PENDANT, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
FAIRCHILD HOLDING CORP.	DE-SOS		DEBTOR AMENDMENT	GENERAL ELECTRIC CAPITAL CORPORATION	1/30/2007	2007 0384668	FILE NUMBER: 2109999 7 FILE DATE: 5/2/2002 DEBTOR’S ORGANIZATION NAME AMENDED TO: ALCOA INC.

THE FAIRCHILD CORPORATION	DE-SOS		DEBTOR AMENDMENT	GENERAL ELECTRIC CAPITAL CORPORATION	1/30/2007	2007 0384676	FILE NUMBER: 2109999 7 FILE DATE: 5/2/2002 DEBTOR’S ORGANIZATION NAME AMENDED TO: ALCOA GLOBAL FASTENERS, INC.

	DE-SOS		CONTINUATION	GENERAL ELECTRIC CAPITAL CORPORATION	1/30/2007	2007 0384684	FILE NUMBER: 2109999 7 FILE DATE: 5/2/2002

FAIRCHILD HOLDING CORP. THE FAIRCHILD CORPORATION	DE-SOS	2 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	5/2/2002	2110007 6	THIS FINANCING STATEMENT COVERS THE COLLATERAL LISTED IN EXHIBIT A: (3) ACME GRIDLEY RA-6 SCREW MACHINES, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

FAIRCHILD HOLDING CORP.	DE-SOS		DEBTOR AMENDMENT	GENERAL ELECTRIC CAPITAL CORPORATION	2/1/2007	2007 0419381	FILE NUMBER: 2110007 6 FILE DATE: 5/2/2002 DEBTOR’S ORGANIZATION NAME AMENDED TO: ALCOA INC.

THE FAIRCHILD CORPORATION	DE-SOS		DEBTOR AMENDMENT	GENERAL ELECTRIC CAPITAL CORPORATION	2/1/2007	2007 0419399	FILE NUMBER: 2110007 6 FILE DATE: 5/2/2002 DEBTOR’S ORGANIZATION NAME AMENDED TO: ALCOA GLOBAL FASTENERS, INC.

	DE-SOS		CONTINUATION	GENERAL ELECTRIC CAPITAL CORPORATION	2/1/2007	2007 0419415	FILE NUMBER: 2110007 6 FILE DATE: 5/2/2002

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALCOA, INC.	DE-SOS	3 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	2/22/2005	5057733 9	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) VA - STATE CORP. COMMISSION, ORIGINAL UCC, 05/22/2000, 000522 7814; 2) CA - SEC. OF STATE, ORIGINAL UCC, 05/22/2000, 0014560770; EACH COVERING THE COLLATERAL LISTED IN ATTACHED SCHEDULE A: (6) GILDEMEISTER, S/N 001130000541, F100 CNC TURNING MACHINES.

	DE-SOS	4 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	3/11/2005	5078809 2	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) MA - SEC. OF THE COMMONWEALTH, ORIGINAL UCC, 07/12/2000, 729882, WHICH COVERS THE COLLATERAL LISTED IN ATTACHED SCHEDULE A: (1) CARLO SALVI, S/N 2626, DL/330/SV/TF HIGH SPEED, DOUBLE BLOW, SINGLE DIE COLD HEADER, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALCOA, INC.	DE-SOS	5 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	4/25/2005	5126623 9	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) CA - SEC. OF STATE, ORIGINAL, 08/16/2000, 0023160672; 2) VA - STATE CORP. COMMISSION, ORIGINAL, 08/16/2000, 0008116 7829, WHICH COVERS THE COLLATERAL LISTED IN ATTACHED SCHEDULE A: (1) GILDEMEISTER, S/N 01130000711, F100 CNC TRAINING MACHINE, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

ALCOA, INC.	DE-SOS	6 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	5/19/2005	5155698 5	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) MA - SEC. OF THE COMMONWEALTH, ORIGINAL, 08/22/2000, 739098, WHICH COVERS THE COLLATERAL LISTED IN ATTACHED SCHEDULE A: (2) CARLO SALVI, 550/SV/TF HIGH SPEED, DOUBLE BLOW, SINGLE DIE COLD HEADERS, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALCOA, INC.	DE-SOS	7 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	7/19/2005	5222255 3	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) CA - SEC. OF STATE, ORIGINAL, 11/02/2000, 0031261755; 2) VA - STATE CORP. COMMISSION, ORIGINAL, 11/02/2000, 001102 7845, WHICH COVERS THE COLLATERAL LISTED IN ATTACHED SCHEDULE A WHICH INCLUDES VARIOUS MODELS AND TYPES OF EQUIPMENT SUCH AS TURNING MACHINES AND AUTOMATIC SPINDLE BAR MACHINES, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

ALCOA, INC.	DE-SOS	8 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	7/19/2005	5222259 5	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) VA - STATE CORP. COMMISSION, ORIGINAL, 11/02/2000, 001102 7844; 2) CA - SEC. OF STATE, ORIGINAL, 11/02/2000, 0031261698, WHICH COVERS THE COLLATERAL LISTED IN ATTACHED SCHEDULE A WHICH INCLUDES VARIOUS MODELS AND TYPES OF GILDEMEISTER EQUIPMENT SUCH AS TURNING MACHINES AND AUTOMATIC SPINDLE BAR MACHINES, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALCOA, INC.	DE-SOS	9 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	7/19/2005	5222262 9	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) VA - STATE CORP. COMMISSION, ORIGINAL, 11/02/2000, 001102 7843; 2) CA - SEC. OF STATE, ORIGINAL, 11/02/2000, 0031261692, WHICH COVERS THE COLLATERAL LISTED IN ATTACHED SCHEDULE A WHICH INCLUDES: (1) GILDEMEISTER MF SPRINT 65 CNC AUTOMATIC SPINDLE BAR MACHINE; (3) GILDEMEISTER F100 CNC TURNING CENTERS; AND (2) AGIE CHALLENGE 2 AGIE WIRE ELECTRICAL DISCHARGE MACHINES, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

ALCOA, INC.	DE-SOS	10 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	8/31/2005	5271170 4	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) CA - SEC. OF STATE, ORIGINAL, 12/08/2000, 0034860595, WHICH COVERS THE COLLATERAL LISTED IN ATTACHED SCHEDULE A: WHICH INCLUDES VARIOUS STEELCASE FURNITURE AND FIXTURES, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALCOA, INC.	DE-SOS	11 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	8/31/2005	5271171 2	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING FINANCING STATEMENTS: 1) VA - STATE CORP. COMMISSION, ORIGINAL, 12/08/2000, 001208 7828, WHICH COVERS THE COLLATERAL LISTED IN ATTACHED SCHEDULE A: WHICH INCLUDES VARIOUS STEELCASE FURNITURE AND FIXTURES, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO

ALCOA, INC.	DE-SOS	12 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	11/2/2005	5349958 0	THIS FINANCING STATEMENT COVERS THE COLLATERAL LISTED IN ATTACHED SCHEDULE A: (2) CARLO SALVI, BLOW TRANSFER HEADERS, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

ALCOA, INC.	DE-SOS	13 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	11/2/2005	5350486 8	THIS FINANCING STATEMENT COVERS THE COLLATERAL LISTED IN ATTACHED SCHEDULE A: (1) CARLO SALVI, 246/TR HIGH SPEED, TWO-DIE FOUR BLOW COLD HEADER WITH SET OF WIRE FEED ROLLS.

ALCOA, INC.	DE-SOS	14 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	11/17/2005	5365535 5	THIS FINANCING STATEMENT COVERS THE COLLATERAL LISTED IN ATTACHED SCHEDULE A: (2) GILDEMEISTER, 2000 FF100 CNC TURNING MACHINES, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALCOA, INC.	DE-SOS	15 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	5/19/2006	6176831 6	THE FINANCING STATEMENT IS AN “IN LIEU OF CONTINUATION” FOR THE FOLLOWING STATEMENTS: 1) CA SOS ORIGINAL UCC FILE# 0117060047, DATED 06/18/2001; 2) VA SOS ORIGINAL UCC FILE# 010618 7822, DATED 06/18/200; EACH COVERING THE COLLATERAL LISTED IN ATTACHED SCHEDULE A: (1) GILDEMEISTER, SPRINT 65 V7 CNC TURNING MACHINE, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

ALCOA, INC.	DE-SOS	16 OF 18	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	5/19/2006	6176836 5	THE FINANCING STATEMENT IS AN “IN LIEU OF CONTINUATION” FOR THE FOLLOWING STATEMENTS: 1) CA SOS ORIGINAL UCC FILE# 0117060050, DATED 06/18/2001; 2) VA SOS ORIGINAL UCC FILE# 010618 7821, DATED 06/18/200; EACH COVERING THE COLLATERAL LISTED IN ATTACHED SCHEDULE A: (1) GILDEMEISTER, FAIRCHILD 100 CNC TURNING CENTER, AND ALL ATTACHMENTS, ACCESSORIES & ADDITIONS ATTACHED THERETO.

	DE-SOS	17 OF 18	INITIAL	ALCOA DIMARC INC.	12/21/2006	6448149 5	THIS FINANCING STATEMENT COVERS ALL OF ALCOA GLOBAL FASTENERS, INC’S RIGHT, TITLE AND INTEREST IN, TO AND UNDER . . . ALL PURCHASED RECEIVABLES AND OTHER RELATED SECURITY, COLLECTIONS AND THE PROCEEDS THEREOF.

	DE-SOS	18 OF 18	INITIAL	RAYMOND LEASING CORPORATION	2/13/2007	2007 0571215	THIS FINANCING STATEMENT COVERS THE FOLLOWING COLLATERAL: RAYMOND 4DR45TT 37685 ENERSYS WG3-18-775 EL1837 ENERSYS 18-E125-13 RFA413013.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALCOA INTER-AMERICA, INC. - DELAWARE SECRETARY OF STATE

	DE-SOS	1 OF 2	INITIAL	FINACITY PURCHASING CORPORATION 2002-B	12/30/2002	2325635 5	THIS FINANCING STATEMENT COVERS ALLOF THE DEBTOR’S RIGHT, TITLE AND INTEREST IN, TO AND UNDER, ALL OF THE FOLLOWING: 1) RECEIVABLES INCLUDING ALL ACCOUNTS, INSTRUMENTS, CHATTEL PAPER, PAYMENT INTANGIBLES AND OTHER INDEBTEDNESS OF ANY OBLIGOR; 2) ALL SECURITY INTERESTS, LIENS, PROPERTY, GUARANTIES, INSURANCE OR OTHER AGREEMENTS SECURING PAYMENT OF EACH RECEIVABLE; 3) ALL BOOKS,RECORDS, AND OTHER INFORMATION RELATING TO SUCH RECEIVABLES; 4) ALL CASH COLLECTIONS AND OTHER CASH PROCEEDS OF SUCH RECEIVABLES; 5) ALL PROCEEDS RELATED TO SUCH RECEIVABLES

	DE-SOS		SECURED PARTY / COLLATERAL AMENDMENT	FINACITY PURCHASING CORPORATION 2002-B	1/6/2006	6005805 7	FILE NUMBER: 2325635 5 FILE DATE:12/20/2002 SECURED PARTY ADDRESS AMENDED TO: ALCOA CORPORATE CENTER 3A03-A, 201 ISABELLA STREET, PITTSBURGH, PA 15212-5858.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALCOA KAMA, INC. - DELAWARE SECRETARY OF STATE

	DE-SOS	1 OF 1	INITIAL	CIT COMMUNICATIONS FINANCE CORPORATION	4/5/2007	2007 1286607	THIS FINANCING STATEMENT COVERS: EQUIPMENT NOW OR HEREAFTER ACQUIRED, WHICH IS LEASED TO LESSEE BY LESSOR PURSUANT TO LEASE NO. X532142, INCLUDING BUT NOT LIMITED TO AVAYA, INC. IP OFFICE, AND ALL ATTACHMENTS, ACCESSIONS, ADDITIONS, PRODUCTS, REPLACEMENTS, AND RENTALS AND A RIGHT TO USE LICENSE FOR ANY SOFTWARE RELATED TO ANY OF THE FOREGOING AND PROCEEDS THEREFROM. EQUIPMENT LOCATION INCLUDES 1050 WEST SYCAMORE ROAD, MANTENO, IL 60950.

ALCOA WORLD ALUMINA LLC - DELAWARE SECRETARY OF STATE

	DE-SOS	1 0F 40	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	10/17/2001	1141463 5	. THIS FINANCING STATEMENT COVERS THE FOLLOWING COLLATERAL LISTED IN ANNEX A: (2) 2001 CAT 2EC30-GE 4 WHEEL ELECTRIC LIFT TRUCKS; (1) 2001 CASE 1825B SKID STEER LOADER; (1) 2001 SHUTTLEWAG SW415B RAIL CAR.

	DE-SOS		DEBTOR AMENDMENT	GENERAL ELECTRIC CAPITAL CORPORATION	8/22/2006	6262398 5	FILE NUMBER: 1141463 5 FILE DATE: 10/17/2001 DEBTOR AMENDED TO CORRECT ENTITY TYPE

	DE-SOS		CONTINUATION	GENERAL ELECTRIC CAPITAL CORPORATION	8/22/2006	6292399 3	FILE NUMBER: 1141463 5 FILE DATE: 10/17/2001

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	2 OF 40	INITIAL	BANK LEUMI LEASING CORPORATION	1/10/2002	2030178 2	PROPERTY CONSISTING OF THE EQUIPMENT LISTED BELOW AND SUBJECT TO SCHEDULE NO. 2001-06 TO MASTER LEASE AGREEMENT: (1) 2001 CATERPILLAR 988G WHEEL LOADER, SERIAL NO. 2TW00617.

	DE-SOS		CONTINUATION	BANK LEUMI LEASING CORPORATION	12/28/2006	6456483 7	FILE NUMBER: 2030178 2 FILE DATE: 1/10/2002

	DE-SOS	3 OF 40	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	5/23/2002	2151314 6	THIS FINANCING STATEMENT COVERS THE FOLLOWING COLLATERAL LISTED IN ANNEX A: (1) 2000 YALE GP100MJ PNEUMATIC DIESEL LIFT TRUCK; (1) 2002 SHUTTLEWAG SWX465B SHUTTLE WAGON.

	DE-SOS		DEBTOR AMENDMENT	GENERAL ELECTRIC CAPITAL CORPORATION	2/1/2007	2007 0418482	FILE NUMBER: 2151314 6 FILE DATE: 5/23/2002 DEBTOR AMENDED TO CORRECT ENTITY TYPE

	DE-SOS		CONTINUATION	GENERAL ELECTRIC CAPITAL CORPORATION	2/1/2007	2007 0418490	FILE NUMBER: 2151314 6 FILE DATE: 5/23/2002

	DE-SOS	4 OF 40	INITIAL	BANK LEUMI LEASING CORPORATION	1/21/2003	3032011 2	THE COLLATERAL CONSISTS OF THE EQUIPMENT SUBJECT TO SCHEDULE NO. 2002-4 TO MASTER LEASE AGREEMENT NO. 40149 LISTED IN EXHIBIT 1: (5) S185 TURBO BOBCAT LOADERS; (1) 463F SERIES BOBCAT LOADER.

	DE-SOS	5 OF 40	INITIAL	BANK LEUMI LEASING CORPORATION	1/21/2003	3032956 8	THE COLLATERAL CONSISTS OF THE EQUIPMENT SUBJECT TO SCHEDULE NO. 2002-05 TO MASTER LEASE AGREEMENT NO. 40149 LISTED IN EXHIBIT 1: (13) 2002 ISUZU TFS 4X4 CREW LS TRUCK-LIGHT DUTY; (1) 2002 ISUZU FTR-33-K-03 TRUCK-MEDIUM DUTY.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	6 OF 40	INITIAL	BANK LEUMI LEASING CORPORATION	1/21/2003	3032958 4	THE COLLATERAL CONSISTS OF THE EQUIPMENT SUBJECT TO SCHEDULE NO. 2002-05 TO MASTER LEASE AGREEMENT NO. 40149 LISTED IN EXHIBIT 1: (1) 2002 ISUZU FRATELLO MARCOPOLO BUS; (1) 2003 ISUZU NKR55E SINGLECAB 4X2 2.5T TRUCK-LIGHT DUTY; (2) 2003 ISUZU NKR55E CREWCAB 4X2 1.75T TRUCK-LIGHT DUTY; (19) 2003 ISUZU TFS54HDK TRUCK-LIGHT DUTY.

	DE-SOS	7 OF 40	INITIAL	CITICAPITAL COMMERCIAL CORPORATION	3/6/2003	3072209 3	THE COLLATERAL CONSISTS OF THE EQUIPMENT LISTED IN SCHEDULE A: EQUIPMENT ACQUIRED FROM TIME TO TIME PURSUANT TO MASTER LEASE BETWEEN ALCOA ALUMINA & CHEMICALS, L.L.C.., NOW KNOW AS ALCOA WORLD ALUMINA, L.L.C.. AS LESSEE AND ASSOCIATES LEASING, INC., NOW KNOWN AS CITICAPITAL COMMERCIAL LEASING CORPORATION AS LESSOR, COMPLETE WITH ALL PRESENT AND FUTURE ATTACHMENTS, ACCESSORIES, REPLACEMENT PARTS…

	DE-SOS	8 OF 40	INITIAL	CITICAPITAL COMMERCIAL CORPORATION	3/12/2003	3073804 0	SEE ATTACHED SCHEDULE A (not available) COMPLETE WITH ALL PRESENT AND FUTURE ATTACHMENTS, ACCESSORIES, REPLACEMENT PARTS…(REFER TO FINANCING STATEMENT)

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	10 OF 40	INITIAL	VISION FINANCIAL GROUP, INC.	4/30/2003	3129087 6	THE COLLATERAL CONSISTS OF: (4) BRKIMAN LAB UNITS.

	DE-SOS		ASSIGNMENT	VISION FINANCIAL GROUP, INC.	12/3/2003	3323465 8	FILE NUMBER: 3129087 6 FILE DATE: 4/30/2003 ASSIGNED TO: FIRST BANK OF HIGHLAND PARK.

	DE-SOS	11 OF 40	INITIAL	BANK LEUMI LEASING CORPORATION	5/7/2003	3143797 2	THE COLLATERAL CONSISTS OF THE EQUIPMENT SUBJECT TO SCHEDULE NO. 2003-02 MASTER LEASE AGREEMENT 40149 LISTED IN EXHIBIT 1: (2) 2003 ISUZU NKR55E SINGLE CAB TRUCK-LIGHT DUTY; (3) 2003 ISUZU NKR66L SINGLE CAB TRUCK-LIGHT DUTY; (3) 2003 ISUZU NKR55E CREW CAB 4X2 2.75T TRUCK-LIGHT DUTY; (27) 2003 ISUZU TFS 4X4 CREW LS TRUCK-LIGHT DUTY; (1) ISUZU TFS 77H TRUCK-LIGHT DUTY.

	DE-SOS	12 OF 40	INITIAL	BANK LEUMI LEASING CORPORATION	9/22/2003	3255087 2	THE COLLATERAL CONSISTS OF THE EQUIPMENT SUBJECT TO SCHEDULE NO. 2003-02 MASTER LEASE AGREEMENT 40149 LISTED IN EXHIBIT 1: (5) 2003 ISUZU UBS25GUKT-TID TRUCK-LIGHT DUTY; (6) 2003 ISUZU UBS69GJ-1A TRUCK-LIGHT DUTY; (1) 2003 ISUZU UBS69GJ-1A TRUCK-LIGHT DUTY; (5) 2003 ISUZU CREW CAB TRUCK-LIGHT DUTY.

	DE-SOS	13 OF 40	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	12/12/2003	3328236 8	THE COLLATERAL CONSISTS OF: (1) 2003 EMD REMANUFACTURED GP40-3 LOCOMOTIVE AND ALL PRODUCTS, PROCEEDS, ACCESSIONS, ACCESSORIES, ATTACHMENTS, PARTS, ETC. IN CONNECTION THERETO.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS		TERMINATION	VISION FINANCIAL GROUP, INC.	4/28/2005	5146066 7	FILE NUMBER: 4009613 3 FILE DATE: 12/23/2003

	DE-SOS	15 OF 40	INITIAL	BANK LEUMI LEASING CORPORATION	1/9/2004	4028600 7	THE COLLATERAL CONSISTS OF THE EQUIPMENT SUBJECT TO SCHEDULE NO. 2003-4 TO MASTER LEASE AGREEMENT NO. 40149: (9) 2004 ISUZU NKR55E-U1DW TRUCK-LIGHT DUTY; (2) 2004 ISUZU NKR55E-U1EXA TRUCK-LIGHT DUTY; (1) 2004 ISUZU NKR66L-U5GW TRUCK-LIGHT DUTY; (2) 2004 ISUZU TFS 4X4 CREW LS TRUCK-LIGHT DUTY; (4) 2003 ISUZU TROOPER RHD TRUCK-LIGHT DUTY.

	DE-SOS	16 OF 40	INITIAL	VISION FINANCIAL GROUP, INC.	3/2/2004	4063787 8	THE COLLATERAL CONSISTS OF: (1) MCEMAS (AC-DC MCE/AC EMAS/5KV RTG), MCEMAS 2 YEAR EXTENDED WARRANTY, SOFTWARE, NETWORK, SINGLE WRITE/UNLIMITED READ.

	DE-SOS		ASSIGNMENT	VISION FINANCIAL GROUP, INC.	12/15/2004	4359360 7	FILE NUMBER: 4063787 8 FILE DATE: 3/2/2004 ASSIGNED TO: FIRST PERSONAL BANK

	DE-SOS	17 OF 40	INITIAL	VISION FINANCIAL GROUP, INC.	3/23/2004	4089201 0	THE COLLATERAL CONSISTS OF: (3) 8400 COLOR PF PPM, AUTOMATIC 2-SIDE PRINTING, SN’S: RPC043313, RPC043495, RPC043505.

	DE-SOS	18 OF 40	INITIAL	FIRST EAGLE NATIONAL BANK	4/22/2004	4130650 7	THE COLLATERAL CONSISTS OF: 10 XRF SYSTEM.

	DE-SOS		ASSIGNMENT	FIRST EAGLE NATIONAL BANK	12/15/2004	4359361 5	FILE NUMBER: 4130650 7 FILE DATE: 4/22/2004

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	21 OF 40	INITIAL	WELLS FARGO EQUIPMENT FINANCE, INC.	11/5/2004	4312242 3	THE COLLATERAL CONSISTS OF: ALL RIGHT, TITLE AND INTEREST IN EQUIPMENT DESCRIBED ON AND ENCUMBERED BY SCHEDULES: 2004-2 DATED 1/21/2004, 2004-04 DATED 5/18/2004, 2004-05 DATED 6/15/2004 AS THEY RELATE TO MASTER LEASE AGREEMENT CONTROL NO. 40149 DATED 4/1/2000 BETWEEN ALCOA WORLD ALUMINA LLC AS LESSEE AND LEASE PLAN USA, INC. AS LESSOR AS IT RELATES TO EQUIPMENT DESCRIBED THEREIN, INCLUDING ALL PAYMENTS, REVENUES, INSURANCE, PROCEEDS AND ALL RIGHT, TITLE AND INTEREST OF DEBTOR IN AND TO THE EQUIPMENT.

	DE-SOS	22 OF 40	INITIAL	LEASE PLAN, U.S.A., INC.	1/3/2005	5008117 5	THE COLLATERAL CONSISTS OF: RE: MASTER LEASE AGREEMENT DATED 10/8/1996 BETWEEN ALCOA WORLD ALUMINA, L.L.C.. . . . AS LESSEE AND LEASE PLAN U.S.A., INC. AS LESSOR IN PARTICULAR TO SCHEDULE NO. 2004-01 AND INCLUDES VARIOUS MACHINE TOOLS AND EQUIPMENT HANDLING VEHICLES DESCRIBED IN SCHEDULE A: (1) 2004 CAT P400-D PNEUMATIC DIESEL LIFT TRUCK; (1) 2004 CAT 312CL HYDRAULIC EXCAVATOR; (1) 2003 INGERSOLL COMPRESSED AIR STATION PLANT EQUIPMENT; (1) 2004 CAT GC30K-LP CUSHIONED LPG FORK TRUCK; AND ALL ACCESSORIES, ATTACHMENTS, PARTS, WAREHOUSE RECEIPTS, DOCUMENTS OF TITLE, INSURANCE, AND PROCEEDS RELATED TO THE PROPERTY.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	24 OF 40	INITIAL	PULLMAN BANK AND TRUST	7/6/2005	5206976 4	THE COLLATERAL CONSISTS OF: ALL OF THEEQUIPMENT AND PERSONAL PROPERTY AND ALL MODIFICATIONS AND ADDITIONS THERETO AND REPLACEMENTS, ACCESSIONS, ATTACHMENTS, ETC. LEASED PURSUANT TO EQUIPMENT SCHEDULE #2005-01 TO MASTER LEASE AGREEMENT NO. 40149. THE EQUIPMENT INCLUDES: (1) 2005 KENWORTH T-800 TANDEM AXLE TRACTOR; (4) 2005 ISUZU TFS 4X4 CREW LS TRUCKLIGHT DUTY.

	DE-SOS		COLLATERAL AMENDMENT	PULLMAN BANK AND TRUST	7/6/2005	5206995 4	THE COLLATERAL CONSISTS OF: ALL OF THE EQUIPMENT AND PERSONAL PROPERTY AND ALL MODIFICATIONS AND ADDITIONS THERETO AND REPLACEMENTS, ACCESSIONS, ATTACHMENTS, ETC. LEASED PURSUANT TO EQUIPMENT SCHEDULE #2005-01 TO MASTER LEASE AGREEMENT NO. 40149. THE EQUIPMENT INCLUDES: (1) 2005 KENWORTH T-800 TANDEM AXLE TRACTOR; (5) 2005 ISUZU TFS 4X4 CREW LS TRUCKLIGHT DUTY.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	26 OF 40	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	9/13/2005	5283388 8	THIS “IN LIEU” FINANCING STATEMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF THE FOLLOWING: 1) FL-SECURED TRANSACTION REGISTRY, ORIGINAL, 03/16/2001, 200100058638-4; 2) TX -SEC. OF STATE, STATUTORY FILINGS DIV., ORIGINAL, 03/16/2001, 0100048616, 3) AR -SEC. OF STATE, ORIGINAL, 03/16/2001, 01294350, WHICH COVERS THE FOLLOWING COLLATERAL LISTED IN ANNEX A: (1) 2000 INGERSOLL EPE300-2S EE2000 AIR COMP. PLANT EQUIPMENT; (1) 2000 CUSHMAN 898461 HAULSTER PERSONAL CARRIER; (1) 2000 CAT 953 HEAVY DUTY EQUIP.; (1) 2000 STERLING LT 7500 TRUCK-HEAVY DUTY; (1) 2000 CAT D6R LGP DS HEAVY DUTY EQUIP.

	DE-SOS	27 OF 40	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	11/1/2005	5347503 6	THE FINANCING STATEMENT IS AN “IN LIEU OF CONTINUATION” FOR THE FOLLOWING STATEMENTS: 1) TX SOS ORIGINAL UCC #01-048615, 03/16/2001; 2) FL SOS ORIGINAL UCC #200100058637--6, 03/16/2001; 3) PA SOS ORIGINAL UCC #33721303, 03/16/2001; 4) AR SOS ORIGINAL UCC #01294351, 03/16/2001, WHICH COVERS THE FOLLOWING COLLATERAL LISTED IN ANNEX A: (1) 2000 OTAWA YT-50 COMMANDO YARD TRACTOR; (1) GENIE Z34/22DC BOOM LIFT; (1) 2000 SHUTTLEWAG SWX525B SHUTTLE WAGON.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	29 OF 40	INITIAL	PULLMAN BANK AND TRUST	12/5/2005	5374065 2	ALL OF THE EQUIPMENT AND PERSONAL PROPERTY AND ALL MODIFICATIONS AND ADDITIONS THERETO AND REPLACEMENTS, ACCESSORIES, ACCESSIONS, ETC. LEASED PURSUANT TO EQUIPMENT SCHEDULE # 2005-02 TO MASTER LEASE # 40149. THE EQUIPMENT IS DESCRIBED AS FOLLOWS: (2) ACTIVE 2005 ISUZU TFS 4X4 CREW LS TRUCK-LIGHT DUTY; (2) ACTIVE 2005 ISUZU TFS 77TH TRUCK LIGHT DUTY; (1) ACTIVE 2004 KOMATSU HD325-6A HAUL TRUCK HEAVY DUTY EQUIP.; (1) ACTIVE 2001 CATEPILLAR XQ2000 GENERATOR PLANT EQUIPMENT.

	DE-SOS	30 OF 40	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	1/10/2006	6021855 2	VARIOUS EQUIPMENT DESCRIBED IN THE ATTACHED SUMMARY: (2) 2005 CATEPILLAR 226 SKID STEER LOADER; (2) 2005 CATEPILLAR 301 SKID STEER LOADER; (1) 2005 BAKER AWA IV/EXPLORER II-L COMBO PLANT EQUIPMENT, AND ALL ACCESSIONS, ACCESSORIES, ATTACHMENTS, PARTS, WAREHOUSE RECEIPTS, DOCUMENTS OF TITLE, INSURANCE, AND PROCEEDS RELATED THERETO.

	DE-SOS	32 OF 40	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	4/12/2006	6135597 3	ATTACHED ANNEX A ATTACHED TO UCC . . .LISTS THE FOLLOWING COLLATERAL: (1) 2000 HYSTER N40XMR NARROW AISLE REACH TRUCK.

	DE-SOS	33 OF 40	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	4/12/2006	6135598 1	ATTACHED ANNEX A ATTACHED TO UCC . . . LISTS THE FOLLOWING COLLATERAL: (7) 2001 CAT 2EC30-GE 4 WHEEL ELECTRIC LIFT TRUCKS.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	34 OF 40	INITIAL	PARK NATIONAL BANK	5/4/2006	6150288 9	ALL OF THE EQUIPMENT AND PERSONAL PROPERTY AND ALL MODIFICATIONS AND ADDITIONS THERETO AND REPLACEMENTS, ACCESSORIES, ACCESSIONS, ETC. LEASED PURSUANT TO EQUIPMENT SCHEDULE 2006 01 TOGETHER, WHICH LISTS THE FOLLOWING COLLATERAL: (19) 2006 ISUZU DMAX 4X4 TRUCK-LIGHT DUTY.

	DE-SOS		DEBTOR AMENDMENT	PARK NATIONAL BANK	7/19/2006	6248472 3	FILE NUMBER: 6150288 9 FILE DATE: 5/4/2006 DEBTOR AMENDED TO: ALCOA WORLD ALUMINA LLC

	DE-SOS	37 OF 40	INITIAL	FERGUSON ENTERPRISES, INC.	9/19/2006	6348992 9	ATTACHED DESCRIPTION OF CONSIGNED INVENTORY LISTS THE FOLLOWING: ABRASIVES, AIR POWER (PNEUMATIC), CHEMICALS, LUBRICANTS, AND PAINTS, COMPUTER SUPPLIES AND EQUIP., CUTTING TOOLS, ELECTRICAL CONTROLS, ELECTRICAL DISTRIBUTION, ELECTRICAL SUPPLIES, ELECTRONICS, FABRICATION, FASTENERS, FLUID POWER (HYDRAULIC); HAND TOOLS AND TOOL STORAGE; HARDWARE AND BUILDING EQUIPMENT, HVAC, REFRIGERATION, FILTRATION SUPPLIES AND EQUIP., INDUSTRIAL PVF, PLUMBING, AND PUMPS, INDUSTRIAL RUBBER, PLASTIC, AND GLASS PRODUCTS, JANITORIAL SUPPLIES, LABORATORY EQUIP. AND SUPPLIES, LIGHTING, MATERIALS HANDLING EQUIPMENT; OEM AND MACHINE PARTS, OFFICE SUPPLIES AND EQUIP., PACKAGING MATERIALS, POWER TRANSMISSION AND AUTOMOTIVE, REPAIRS, SAFETY PRODUCTS, STEEL AND OTHER METALS, TEST AND MEASURING INSTRUMENTS, WELDING EQUIP., REFRACTORY.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	39 OF 40	INITIAL	PARK NATIONAL BANK	4/6/2007	2007 1291698	ALL OF THE EQUIPMENT AND PERSONAL PROPERTY AND ALL MODIFICATIONS AND ADDITIONS, ACCESSORIES, ACCESSIONS, ETC. LEASED PURSUANT TO EQUIPMENT SCHEDULE 2007-01, WHICH LISTS THE FOLLOWING: (24) 2006 TOYOTA PRADO KZJ120R-GKPETQ TRUCK-LIGHT DUTY; (2) 2006 ISUZU DMAX 4X4 TRUCK-LIGHT DUTY; (2) 2006 ISUZU KUN 25R-PRMDH TRUCK-LIGHT DUTY; (1) 2006 TOYOTA PRADO KZJ120R-GKPETQ TRUCK-LIGHT DUTY; (2) 2007 ISUZU DMAX 4X4 TRUCK-LIGHT DUTY.

	DE-SOS	40 OF 40	INITIAL	RHODIA, INC..	4/19/2007	2007 1468999	SELLER AGREES TO SELL TO BUYER AND BUYER AGREES TO PURCHASE FROM SELLER, BULK QUANTITIES OF SULFURIC ACID ON A CONSIGNMENT BASIS. 3/6/2003 20030220469 (4) BRINKMAN LAB UNITS.

ALCOA WORLD ALUMINA LLC - PENNSYLVANIA SECRETARY OF THE COMMONWEALTH

	PA-SOS	1 OF 5	INITIAL	VISION FINANCIAL GROUP, INC	3/6/2003	20030220469	(4) BRICKMAN LAB UNITS.

	PA-SOS	2 OF 5	INITIAL	CITICAPITAL COMMERCIAL CORPORATION	3/6/2003	20030217527	ATTACHED SCHEDULE A LISTS THE FOLLOWING COLLATERAL: EQUIPMENT ACQUIRED FROM TIME TO TIME PURSUANT TO A MASTER LEASE, 10/25/95, COMPLETE WITH ALL PRESENT AND FUTURE ATTACHMENTS, ACCESSORIES, REPLACEMENT PARTS, ETC. THERETO AND ALL CHATTEL PAPER, DOCUMENTS, INSTRUMENTS, ACCOUNTS AND RELATED CONTRACT RIGHTS AND PROCEEDS

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	PA-SOS	4 OF 5	INITIAL	CITICAPITAL COMMERCIAL CORPORATION	3/13/2003	20030236689.	ATTACHED SCHEDULE A LISTS THE FOLLOWING COLLATERAL: EQUIPMENT ACQUIRED FROM TIME TO TIME PURSUANT TO A MASTER LEASE, 10/25/95, COMPLETE WITH ALL PRESENT AND FUTURE ATTACHMENTS, ACCESSORIES, REPLACEMENT PARTS, ETC. THERETO AND ALL CHATTEL PAPER, DOCUMENTS, INSTRUMENTS, ACCOUNTS AND RELATED CONTRACT RIGHTS AND PROCEEDS

	PA-SOS	5 OF 5	INITIAL	BANK LEUMI LEASING CORPORATION	4/16/2004	20040404079	THE COLLATERAL CONSISTS OF THE EQUIPMENT SUBJECT TO SCHEDULE 2004-01 TO MASTER LEASE AGREEMENT NO. 40149, LISTED IN EXHIBIT 1 AS THE FOLLOWING: (38) 2004 ISUZU TFS 4X4 CREW TRUCK-LIGHT DUTY; (1) 2004 ISUZU RODEO TRUCK-LIGHT DUTY; (4) 2002 ISUZU TROOPER RHD TRUCK-LIGHT DUTY; (1) 2003 ISUZU NPR 25 SEATER PASSENGER BUS.

ALCOA WORLD ALUMINA LLC - TEXAS SECRETARY OF STATE

	TX-SOS	1 OF 1	INITIAL	IRD LLC	7/17/2006	06-0024006391	QTY 1 - E00599 - KIT 290 BAL HARD BRG UPGR - SN # 0607584

	TX-SOS		TERMINATION	IRD LLC	4/27/2007	07-00141157	FILE NUMBER: 06-0024006391 FILE DATE: 04/27/2007

ALCOA, INC. - PENNSYLVANIA SECRETARY OF THE COMMONWEALTH

	PA-SOS	***	***	SEE CERTIFIED LISTING	***	***	SEE CERTIFIED LISTING

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALUMAX INC. - DELAWARE SECRETARY OF STATE
ALUMAX MILL PRODUCTS, INC. - DELAWARE SECRETARY OF STATE

	DE-SOS	1 OF 4	INITIAL	BANK OF MONTREAL, AS ADMINISTRATIVE AGENT	11/26/2002	2298115 1	ALL ITEMS LISTED ON SCHEDULE II HERETO WHICH ARE CURRENTLY LOCATED ON THE LAND DESCRIBED ON SCHEDULE I HERETO. THIS FINANCING STATEMENT IS BEING FILED IN LIEU OF CONTINUATION STATEMENTS FOR PREVIOUSLY FILED FINANCING STATEMENTS. SCHEDULE II LISTS THE FOLLOWING PROPERTY: SCALPERS, PREHEAT FURNACES, HOT MILLS, ROLL GRINDERS, COLD MILLS, EDGE TRIM LINE, TENSION LEVELLERS, ANNEALING FURNACES, COATING LINES, CRANES, MOBILE EQUIPMENT, PACKAGING LINE EQUIPMENT, DATA PROCESSING, MISC. PURCHASES, PLANT GROUNDS, BUILDINGS AND FACILITIES, ELECTRICAL, COOLING WATER SYSTEMS, COMPRESSED AIR SYSTEMS, FIRE PROTECTION SYSTEM, SANITARY SEWER SYSTEM.

	DE-SOS		ASSIGNMENT	BANK OF MONTREAL, AS ADMINISTRATIVE AGENT	12/18/2003	3334995 1	FILE NUMBER: 2298115 1 FILE DATE: 11/26/2002 ASSIGNED TO: THE BANK OF TOKYO-MITSUBISHI, LTD, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

	DE-SOS		TERMINATION	THE BANK OF TOKYO MITSUBISHI, LTD., NEW YORK BRANCH, AS ADMINISTRATIVE AGENT	12/31/2003	3343695 6	FILE NUMBER: 2298115 1 FILE DATE: 11/26/2002

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
FILE NUMBER: 4337481 8 FILE DATE: 12/1/2004 COLLATERAL AMENDED TO: ALL OF THE DEBTOR’S RIGHT, TITLE AND

	DE-SOS		COLLATERAL /SECURED PARTY AMENDMENT	FINACITY PURCHASING CORPORATION 2002-B	1/6/2006	6005816 4	INTEREST IN, TO AND UNDER, WHETHER NOW EXISTING OR HEREAFTER FROM TIME TO TIME ACQUIRED, ANY AND ALL CONTRIBUTED RECEIVABLES (INCLUDING, FOR THE AVOIDANCE OF DOUBT, RECEIVABLES SOLD UNDER THE AMENDED AGREEMENT) AND ALL THE RELATED SECURITY AND PROCEEDS THEREOF.

	DE-SOS	3 OF 4	INITIAL	AIR LIQUIDE INDUSTRIAL US LP	10/25/2005	5331916 8	CRYOGENIC NITROGEN PRODUCING PLANT AND ALL RELATED EQUIPMENT (LOCATION: TEXARKANA TX ACCOUNT# 2003587)

	DE-SOS	4 OF 4	INITIAL	ALCOA DIMARC INC.	12/21/2006	6448186 7	ALL OF ALUMAX MILL PRODUCTS, INC.’S RIGHT, TITLE AND INTEREST IN, TO AND UNDER, WHETHER NOW EXISTING OR HEREAFTER FROM TIME TO TIME ACQUIRED, ANY AND ALL PURCHASED RECEIVABLES AND THE OTHER RELATED SECURITY, COLLECTIONS AND THE PROCEEDS THEREOF.

ALUMINERIE LAURALCO, INC. - DELAWARE SECRETARY OF STATE

	DE-SOS	CLEAR	***	***	***	***	***

CORDANT TECHNOLOGIES HOLDING COMPANY - DELAWARE SECRETARY OF STATE

	DE-SOS	CLEAR	***	***	***	***	***

	DE-SOS	CLEAR	***	***	***	***	***

HOWMET CORPORATION - DELAWARE SECRETARY OF STATE

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
ALCOA, INC.	DE-SOS		DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL CORPORATION	10/1/2001	1113344	FILE NUMBER: 1062309 5 FILE DATE 6/29/2001 DEBTOR AMENDED TO: SOUTHERN GRAPHIC SYSTEMS

SOUTHERN GRAPHIC SYSTEMS, INC.	DE-SOS		DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL CORPORATION	2/5/2002	2052770 9	FILE NUMBER: 1062309 5 FILE DATE: 6/29/2001 DEBTOR ADDRESS AMENDED TO: 2823 SOUTH FLOYD STREET, LOUISVILLE, KY 40209.

ALCOA, INC. SOUTHERN GRAPHIC SYSTEMS, INC.	DE-SOS		DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL CORPORATION	10/16/2002	2263118 6	FILE NUMBER: 1062309 5 FILE DATE: 6/29/2001 DEBTOR AMENDED TO: KAWNEER COMPANY, INC.

ALCOA, INC. SOUTHERN GRAPHIC SYSTEMS, INC.	DE-SOS		DEBTOR AMENDMENT	CISCO SYSTEMS CAPITAL CORPORATION	10/16/2002	2269248 5	FILE NUMBER: 1062309 5 FILE DATE: 6/29/2001 DEBTOR AMENDED TO: HOWMET CORPORATION.

	DE-SOS		CONTINUATION	CISCO SYSTEMS CAPITAL CORPORATION	1/20/2006	6024371 7	FILE NUMBER: 1062309 5 FILE DATE: 6/29/2001.

	DE-SOS	2 OF 11	INITIAL	SUMITOMO CORPORATION OF AMERICA	6/28/2002	2158752 0	ANY AND ALL TITANIUM SPONGE PRODUCTS CONSIGNED TO DEBTOR BY SECURED PARTY WHETHER NOW OR IN THE FUTURE, INCLUDING WITHOUT LIMITATION, ANY SUCH TITANIUM SPONGE PRODUCTS OWNED BY SECURED PARTY AND DELIVERED TO DEBTOR’S WAREHOUSE LOCATED AT ROY STREET DOVER, NJ.

	DE-SOS		CONTINUATION	SUMITOMO CORPORATION OF AMERICA	1/3/2007	2007 0025881	FILE NUMBER: 2158752 0 FILE DATE: 6/28/2002

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	3 OF 11	INITIAL	IOS CAPITAL, LLC	10/23/2002	2266395 7	THIS FINANCING STATEMENT COVERS THE FOLLOWING ITEMS AND TYPES OF PROPERTY: 1) ALL EQUIPMENT NOW OR HEREAFTER LEASED IN CONNECTION WITH SCHEDULE NO. 26238-0S205 TO THAT CERTAIN MASTER AGREEMENT NO. 1005086 . . . , INCLUDING WITHOUT LIMIT THE FOLLOWING EQUIPMENT AND ALL ADDITIONS, IMPROVEMENTS, ATTACHMENTS, ACCESSORIES, UPGRADES, AND REPLACEMENTS THERETO, AND ANY AND ALL SUBSTITUTIONS, PRODUCTS OR PROCEEDS THEREFROM.

	DE-SOS	4 OF 11	INITIAL	VERIZON CREDIT INC.	3/3/2003	3069448 2	LESSEE IS NOT AUTHORIZED TO SELL, ASSIGN OR OTHERWISE TRANSFER LESSOR’S RIGHT TO THE EQUIPMENT DESCRIBED HEREIN WITHOUT PRIOR WRITTEN CONSENT OF THE LESSOR. EQUIPMENT ADDRESS: 1110 EAST LINCOLN WAY LAPORTE, IN 46350. SCHEDULE A LISTS EQUIPMENT INCLUDING: OPT61C FROM OPT61, DUAL PORT DT1/PRI, MULTIPURPOSE SERIAL, DDPTO MSDL CABLE, 6806e CPU 128MB, CD-ROM MEDIA REQUEST, PADDLE BOARD QUAD, SDI PADDLE BOARD, DDP TO CLOCK CONTROL, M1 SYSTEM S/W REL 25, RTU/FLEXIBLE TONES/C, RTU/NETWORKING, PUBLIC ISDN ACCESS, RTU/IN-HOUSE SW CONV, PEDESTAL/TOP CAP PAC, AND OTHER CERTAIN EQUIPMENT.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	5 OF 11	INITIAL	COMDISCO, INC.	8/28/2003	3223835 3	COMDISCO, INC. IS THE LESSOR AND HOWMET CORPORATION IS THE LESSEE SUBJECT TO THE TERMS AND CONDITIONS OF SCHEDULE NO. 4, DATED 12/15/1998 TO THE MASTER LEASE AGREEMENT DATED 7/31/1997 FOR THE EQUIPMENT DESCRIBED ON ATTACHMENT A, WHICH LISTS THE FOLLOWING PROPERTY: (1) 11C OPTION 11C SYSTEM PACKAGE; (1) AS1074 DTI/PRI CARD; (1) 602282 MERIDIAN MAIL OPT 8-12, 5-54HRS; NT2K08GB03 M2008HF, STD BUS PHONE, BLACK; (1) NT2K16GA MERIDIAN M2616 PHONE; (1) ANALOG MESSAGE WAITING LINE CA; (1) NT8D14BB UNIVERSAL TRUNK CARD; (2) NT8DO2EA DIGITAL LINE CARDS; (1) NT2K08GB03 M2008HF, STD BUS PHONE, BLACK; (1) PBX SOFTWARE RECOVERY CHARGE.

	DE-SOS		ASSIGNMENT	COMDISCO, INC.	9/29/2004	4279442 0	FILE NUMBER: 3223835 3 FILE DATE: 8/28/2003 ASSIGNED TO: BAY4 CAPITAL PARTNERS, LLC

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	6 OF 11	INITIAL	BAY4 CAPITAL PARTNERS, LLC	8/11/2004	4229345 6	THIS FILING IS FOR INFORMATIONAL PURPOSES ONLY. SEE ATTACHMENT A ATTACHED HERETO FOR EQUIPMENT DESCRIPTION TO EQUIPMENT SCHEDULE NO. 3 TO SUMMARY SCHEDULE DATE 7/17/1999 TO MASTER LEASE AGREEMENT NO. 01M0857800 DATED 7/31/1997. ATTACHMENT A LISTS THE FOLLOWING PROPERTY: (1) 5 CATALYST 1924C SWITCH, 24 10; (1) CAT 5500 WIRING CLOSET BUNDLE; (2) 12PORT 10BASEFX SWITCHING MOD; (2) 24 PORT 10/100TX BACKBONE SWIT; (1) SUPERVISOR III PCMCIA FLASH ME; (5) 10BT DSKTP ENET SWITCH MODULE; (5) CATALYST 5509 SECOND AC POWER; (1) CATALYST 5505 2ND AC PWR SUP; (5) CATALYST 5509 CHASSIS W/AC PWR; (5) DUAL PT 100FX MMF UPLNK SUPIII; (1) CAT 5505 WIRING CLOSET BUNDLE; (1) 10BT DSKTP ENET SWITCH MODULE.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	7 OF 11	INITIAL	BAY4 CAPITAL PARTNERS, LLC	10/19/2004	4298871 7	THIS FILING IS FOR INFORMATIONAL PURPOSES ONLY. SEE ATTACHMENT A ATTACHED HERETO FOR EQUIPMENT DESCRIPTION TO EQUIPMENT SCHEDULE NO. 6 TO MASTER LEASE AGREEMENT NO. 01M0857800, DATED 7/31/1997. ATTACHMENT A LISTS THE FOLLOWING PROPERTY: (1) OPTION 11 COMPACT C PACKAGE; (1) MINI IPE 16PT ANALOG LINE CARD; (1) MINI IPB 4 PT TRUNK/4PT LINE CARD; (1) M2008HF STD BUSINESS TELEPHONE W; (1) MERIDIAN M2616 PERF+ W/DISP AS; (1) OPT 11C COMPACT OFFICE COMM PK; (1) OPT 11C COMPACT EXP CAB PKG; (1) MINI IPE 1.5MB DTI/PRI PACKAGE; (1) POWER BAR; (1) MISC. CABLES PBX EQUIPMENT; (1) MISC PBX EQUIPMENT; (1) MICROLINE 320 TURBO 9 PIN; (1) SITE EVENT BUFFER-II 2 PORT; (1) 600VA/400W UPS; (1) M2008 STANDARD BUSINESS PHONE GRA.

	DE-SOS	8 OF 11	INITIAL	CITIBANK, N.A.	10/18/2005	5321596 0	ACCOUNTS RECEIVABLE FROM UNITED TECHNOLOGIES CORP. PURCHASED BY CITIBANK, N.A. PER THE TERMS OF THE SUPPLIER AGREEMENT BETWEEN HOWMET CORP. AND ALCOA, INC. AND CITIBANK, N.A.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	9 OF 11	INITIAL	GENERAL ELECTRIC CAPITAL CORPORATION	12/27/2005	5402281 1	ALL ACCOUNTS RECEIVABLE FOR WHICH HONEYWELL INTERNATIONAL INC. IS THE ACCOUNT DEBTOR AND WHICH HAVE BEEN PURCHASED FROM THE DEBTOR PURSUANT TO THE AGREEMENT, DATED 12/9/1997, BETWEEN THE DEBTOR AND THE SECURED PARTY, AND ALL PROCEEDS THEREOF.

	DE-SOS		TERMINATION	GENERAL ELECTRIC CAPITAL CORPORATION	6/29/2006	6223979 6	FILE NUMBER: 5402281 1 FILE DATE: 12/27/2005

	DE-SOS	10 OF 11	INITIAL	IOS CAPITAL, LLC	2/3/2006	6041795 6	THIS FINANCING STATEMENT COVERS THE FOLLOWING ITEMS AND TYPES OF PROPERTY: 1) ALL EQUIPMENT NOW OR HEREAFTER LEASED IN AN EQUIPMENT LEASING TRANSACTION IN CONNECTION WITH THAT CERTAIN MASTER AGREEMENT NO., PRODUCT SCHEDULE NO., INCLUDING, WITHOUT LIMIT, THE EQUIPMENT LISTED BELOW AND ALL ADDITIONS, IMPROVEMENTS, ACCESSORIES, ETC. RELATED THERETO AND ALL RELATED PRODUCTS, INSURANCE, AND PROCEEDS. . .

	DE-SOS	11 OF 11	INITIAL	ALCOA DIMARC INC.	12/21/2006	6448173 5	ALL OF HOWMET CORPORATIONS RIGHT, TITLE AND INTEREST IN, TO AND UNDER, WHETHER NOW EXISTING OR HEREAFTER FROM TIME TO TIME ACQUIRED, ANY AND ALL PURCHASED RECEIVABLES AND THE OTHER RELATED SECURITY, COLLECTIONS AND THE PROCEEDS THEREOF.

HUCK INTERNATIONAL, INC. - DELAWARE SECRETARY OF STATE

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	1 OF 2	INITIAL	PCC SPECIALTY PRODUCTS, INC., DOING BUSINESS AS REED-RICO	2/19/2003	3041021 0	THIS FINANCING STATEMENT COVERS CERTAIN INVENTORY CONSISTING OF TORX PINS SUPPLIED BY THE SECURED PARTY (THE “CONSIGNED INVENTORY”).

	DE-SOS	2 OF 2	INITIAL	RELATIONAL LLC	4/26/2005	5127026 4	ALL PRESENT AND FUTURE GOODS, INCLUDING BUT NOT LIMITED TO VARIOUS COMPUTER EQUIPMENT, PERSONAL COMPUTERS, LAPTOPS, PERIPHERALS AND SOFTWARE, AND ANY REPLACEMENT, SUBSTITUTION, ADDITION, ATTACHMENT . . . ACCESSORY THERETO, AND ANY INSURANCE PROCEEDS AND THE CASH PROCEEDS OF ANY GOODS LEASED PURSUANT TO THE MASTER EQUIPMENT LEASE AGREEMENT, DATED 5/19/2003.

	DE-SOS		ASSIGNMENT	RELATIONAL LLC	5/15/2007	2007 1819860	FILE NUMBER: 5127026 4 FILE DATE: 4/26/2005 ASSIGNED TO: MB FINANCIAL BANK, N.A.

IPC, INC. - DELAWARE SECRETARY OF STATE

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	1 OF 1	INITIAL	NATIONSBANK, N.A. AS COLLATERAL AGENT	9/10/2002	2227605 7	THIS “IN LIEU” FINAN. STMENT IS BEING FILED TO CONTINUE THE EFFECTIVENESS OF VARIOUS FINAN. STMENTS. THE COLLATERAL CONSISTS OF ALL ACCOUNTS, INVENTORY, GEN. INTANGIBLES, CHATTEL PAPER, DOCUMENTS, INSTRUMENTS, DEPOSIT ACCOUNTS, EQUIP. . . AND ALL PRODUCTS AND PROCEEDS OF THE FOLLOWING PROPERTY AS LISTED IN EXHIBIT A: 1) ALL EQUIP. INCLU. VEHICLES, ROLLING STOCK, MACHINERY, TOOLS, FURNITURE, OFFICE EQUIP. AND TRADE FIXTURES; 2) ALL ACCTS AND RECEIVALBES AND GOODS REPRESEN. BY OR SECURING ACCTS AND RECEIVABLES INCLU.RENTS AND TENANT PAYMENTS; 3) ALL INVENTORY, INCLU. RAW MATERIALS, WORK IN PROCESS AND GOODS HELD BY DEBTOR SALE OR LEASE; 4) ALL CONTRACT RIGHTS, INCLU. RIGHTS UNDER MANAGEMENT AGREEMENTS, TAX SHARING AGREEMENTS, LEASE AGREEMENTS, AND ALL RIGHTS TO PAYMENT OF MONEY, TAX REFUNDS AND INSUR. PROCEEDS; 5) CERTAIN STOCK SHARES AND SECURITIES; 6) ALL INSTRUMENTS, DOCUMENTS, POLICIES AND CERTIFICATES OF INSUR. DEPOSITS, CASH OR OTHER GOODS; 7) ALL BOOKS, RECORDS, FILES, COMPUTER SOFTWARE, TAPES; 8) ALL COPYRIGHTS, PATENTS, TRADEMARKS, LICENSES;

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS		TERMINATION	NATIONSBANK, N.A., NOW KNOWN AS BANK OF AMERICA, N.A., AS COLLATERAL AGENT.	2/24/2003	3044902 8	FILE NUMBER: 2227605 7 FILE DATE: 9/10/2002
REYNOLDS FOOD PACKAGING LLC - DELAWARE SECRETARY OF STATE
	DE-SOS	1 OF 2	INITIAL	SPECIALTY TOOL & MOLD, INC.	8/22/2006	6293067 5	SPECIALTY TOOL & MOLD, INC.’ S JOB ##06090; REYNOLDS FOOD PACKAGING LLC (DIVISION OF ALCOA, INC.) PURCHASE ORDER NUMBER #450045466 DATED 7/18/2006; 6 UP K3524 COMPLETE TOOL; TOOL AND DIE MANUFACTURE, DESIGN, AND BUILD, AND ALL ATTACHMENTS, ACCESSIONS, FITTINGS, INCREASES, TOOLS, PARTS, REPAIRS, ETC. RELATED TO THE FOREGOING PROPERTY.

	DE-SOS		TERMINATION	SPECIALTY TOOL & MOLD, INC.	10/12/2006	6354500 1	FILE NUMBER: 6293067 5 FILE DATE: 8/22/206

	DE-SOS	2 OF 2	INITIAL	SPECIALTY TOOL & MOLD, INC.	1/17/2007	2007 0209063	SPECIALTY TOOL & MOLD, INC.’ S JOB ##07008; REYNOLDS FOOD PACKAGING LLC (DIVISION OF ALCOA, INC.), PURCHASE ORDER #450051410; COMPLETE 6-UP K3524 CIP TOOL PER QUOTE RGC-122006 PRODUCT DRAWING 088-131145 REV* AND SPARE MOLD SET AND FORGED KNIFE PER QUOTE RGC-122006; MOLD AND DIE MANUFACTURE, DESIGN, AND BUILD, AND ALL ATTACHMENTS, ACCESSIONS, FITTINGS, INCREASES, TOOLS, PARTS, REPAIRS, ETC. RELATED TO THE FOREGOING PROPERTY.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS		TERMINATION	SPECIALTY TOOL & MOLD, INC.	3/29/2007	2007 1177160	FILE NUMBER: 2007 0209063 FILE DATE: 1/17/2007
REYNOLDS INTERNATIONAL, INC. - DELAWARE SECRETARY OF STATE
	DE-SOS	1 OF 2	INITIAL	DEUTSCHE FINANCIAL SERVICES, INC.	6/27/2002	2182129 1	TAPE LIBRARY EQUIPMENT/LEASE NO: 40007467
	DE-SOS	2 OF 2	INITIAL	DEUTSCHE FINANCIAL SERVICES, INC.	6/27/2002	2182133 3	SUN SERVER EQUIPMENT/LEASE NO: 40007469
REYNOLDS METALS COMPANY - DELAWARE SECRETARY OF STATE
	DE-SOS	1 OF 6	INITIAL	IBM CREDIT CORPORATION	7/17/2002	2195197 3	ALL OF THE FOLLOWING EQUIPMENT TOGETHER WITH ALL RELATED SOFTWARE, WHETHER NOW OWNED OR HEREAFTER ACQUIRED AND WHEREVER LOCATED: IBM EQUIPMENT TYPE A80827 G19437 P68738 Q78014 T02355 T06973; AND ALL ADDITIONS, ATTACHMENTS, ACCESSORIES, ACCESSIONS AND UPGRADES THERETO AND ANY SUBSTITUTIONS, REPLACEMENTS, OR EXCHANGES FOR ANY SUCH ITEM OF EQUIPMENT OR SOFTWARE AND ANY AND ALL PROCEEDS OF ANY OF THE FOREGOING.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	2 OF 6	INITIAL	STORAGETEK FINANCIAL SERVICES CORPORATION	9/6/2002	2225518 4	THIS FINANCING STATEMENT COVERS LESSEE’S RIGHT, TITLE AND INTEREST, NOW LEASED OR HEREAFTER LEASED TO LESSEE BY SECURED PARTY, PURSUANT TO THAT CERTAIN MASTER LEASE AGREEMENT NUMBER F15530, DATED 6/26/1999 AND CORRESPONDING SCHEDULE NUMBER L2001-1, IN AND TO ALL EQUIPMENT, HARDWARE AND RELATED SOFTWARE AND ACCESSORIES, WHICH ARE LEASED PURSUANT TO MASTER LEASE TOGETHER WITH 1) ANY SUBSTITUTIONS, REPLACEMENTS, OR EXCHANGES THEREFOR; 2) REPLACEMENT PARTS, ADDITIONS, ATTACHMENTS, AND ACCESSORIES AND 3) ALL PROCEEDS THEREOF

	DE-SOS	3 OF 6	INITIAL	MARLIN LEASING CORP	8/4/2004	4218318 6	(2) MINOLTA DI750 COPIERS; (2) FN-4 BOOKLET FINISHERS; (2) PRINT CONTROLLERS PI7500; (2) 305L LCC; (2) HDD KIT; (2) TMG-1 TRIMMER UNIT; (2) P K1 PUNCH UNIT; (1) SAVIN 2775 COPIER; (1) SR8 840; (1) RTB LCC; (1) PRINTER DIMM CONTROLLER; (1) DESKTOP BINDER; (1) MINOLTA CF2002 COPIER; (1) CABINET; AND ALL REPLACEMENTS, SUBSTITUTIONS, ACCESSIONS, ADD-ONS, AND ALL PROCEEDS RELATED TO THE FOREGOING.

	DE-SOS	4 OF 6	INITIAL	DELL FINANCIAL SERVICES, L.P.	8/16/2004	4230771 0	THIS INITIAL FINANCING STATEMENT CONTINUES THE EFFECTIVENESS OF THE FINANCING STATEMENTS IDENTIFIED BELOW: FILE DATE 09/09/1999, FILE # -9909097131.

Debtor Name	Jurisdiction	Number of Initial Filings Found	UCC Type	Secured Party	File Date	File Number	Initial Collateral Description or Amendment Type
	DE-SOS	5 OF 6	INITIAL	DELL FINANCIAL SERVICES, L.P.	8/16/2004	4230774 4	THIS INITIAL FINANCING STATEMENT CONTINUES THE EFFECTIVENESS OF THE FINANCING STATEMENTS IDENTIFIED BELOW: FILE DATE 09/21/1999, FILE # -991750.

	DE-SOS	6 OF 6	INITIAL	ALCOA DIMARC INC.	12/21/2006	6448161 0	ALL REYNOLDS METALS COMPANY’S RIGHT, TITLE AND INTEREST IN, TO AND UNDER, WHETHER NOW EXISTING OR HEREAFTER FROM TIME TO TIME ACQUIRED, ANY AND ALL PURCHASED RECEIVABLES AND THE OTHER RELATED SECURITY, COLLECTIONS AND THE PROCEEDS THEREOF.

	DE-SOS		COLLATERAL AMENDMENT	ALCOA DIMARC INC.	6/6/2007	2007 2113354	FILE NUMBER: 6448161 0 FILE DATE: 12/21/06 THE COLLATERAL DESCRIPTION IS HEREBY AMENDED TO PERMANENTLY EXCLUDE ALL ACCOUNTS ORIGINATED BY REYNOLDS METALS COMPANY, THROUGH, OR RESULTING FROM PRODUCTS OR SERVICES SHIPPED OR PROVIDED FROM REYNOLDS METALS COMPANY’S LOUISVILLE KENTUCKY FACILITY, LOCATED AT 22827 HALE AVE., LOUISVILLE, KY 40211, TOGETHER WITH ALL RELATED SECURITY, COLLECTIONS AND THE PROCEEDS THEREOF.

AMOUNTS AS OF SEPTEMBER 30, 2008 ENTITY	AMOUNT* CATEGORY		DESCRIPTION OF COLLATERAL	SECURED PARTY
00202 ACOA - DAVENPORT WORKS - SP	1,410,400.00	LEASED EQUIPMENT	Waste Oil Reclamation Facility	PORI INTERNATIONAL
00381 ACOA - KNOXVILLE OFFICE - PM	1,356,904.00	LEASED EQUIPMENT	Spent potlining containers acquired in Feb-94 for the following NAPM locations: Badin, Massena, Rockdale, Tennessee and Warrick
02846 ALCOA AUTOMOTIVE CASTINGS - SCC - AM	21,275,836.83	LEASED STRUCTURES
05581 HOWMET CIRAL SNC - CS	331,191.39	LEASED STRUCTURES	Building (tool shop)	District of pays d’Evron (public organization)
06411 HUCK SAS - IF	2,481,433.63	LEASED STRUCTURES
06531 HUCK INTERNATIONAL INC - CARSON - IF	2,079.43	MORTGAGES/ LEASES	Walk-Behind forklifts; Automated Pan Washer	ICX Corporation; Lease Plan USA Inc
06574 AAP FRANCE - REYNOLUX - BP	(849,715.63)	MORTGAGES/ LEASES	Portaspec gauge for Conversion Coating layer quantity	GEFIC
06576 AAP FRANCE - REYNOBOND - BN	660,808.95	MORTGAGES/ LEASES	ACM Building; Calendar Rolls; PE Core silo – ACM	ALSABAIL; GEFIC
07634 KAWNEER UK - RUNCORN - BP	81,148.42	LEASED EQUIPMENT	Per location, the leased asset has been fully paid. As we were unable to verify release of lien, will remain on list.
08267 ALCOASHANGHAI ALUM PROD - ELIM - FP	6,031,352.86	MORTGAGES/ LEASES	Mortgage is related to ASAP’s building and land lease agreement.	Mortgage is related to ASAP’s building and land lease agreement.

08267 ALCOASHANGHAI ALUM PROD - ELIM - FP	9,374,383.20	LEASED STRUCTURES	Leased Structure	Shanghai Light Industry Equipment Co
08610 RMC - PGH - CORPORATE - CX	1,525,253.22	LEASED EQUIPMENT	COMPUTERS AS/400 HRDWR&SFTWR LEASE
16001 HOWMET JAPAN LTD - ELIM - CS	752,313.53	LEASED EQUIPMENT
16001 HOWMET JAPAN LTD - ELIM - CS	280,514.34	MORTGAGES/ LEASES
17181 ALCOA FASTENING SYSTEMS LTD - ELIM - IF	39,654.58	LEASED STRUCTURES

18072 ATP - AMOREBIETA - SP	296,659.69	LEASED EQUIPMENT	COPIADORA DEPLANOS GESTETNER (19,509.32 USD); CARRETILLA ROYAL MODELO T400 SERIE L1107 CHASIS L1107 (257,779.20 USD)	FINANZIA BANCO DE CREDITO S.A.; CATERPILLAR FINANCIAL CORPORACION FINANCIERA S.A., E,F.C., S.U.

18072 ATP - AMOREBIETA - SP	42,791.02	MORTGAGES/ LEASES	CATERPILLAR FINANCIAL CORPORACION FINANCIERA S.A., E,F.C., S.U.	FINANZIA BANCO DE CREDITO S.A.; CATERPILLAR FINANCIAL CORPORACION FINANCIERA S.A., E,F.C., S.U.
29185 AFL AUTO SYSTEMS SHANGHAI - CO	5,792.53	LEASED EQUIPMENT
29185 AFL AUTO SYSTEMS SHANGHAI - CO	3,714.48	MORTGAGES/ LEASES
29651 ALCOA FUJIKURA CZECH SRO - AE	56,196.58	LEASED EQUIPMENT
29651 ALCOA FUJIKURA CZECH SRO - AE	1,413.45	MORTGAGES/ LEASES
29945 EPC EUROPE - AH	117,753.82	LEASED STRUCTURES
31081 AOFA - PORTLAND SMELTER - AOFA JV - IN	290,120.13	LEASED EQUIPMENT	Self securing trailers	STRANG INTERNATIONAL PTY LIMITED (ACN 004 243 887) of 185 to 189 O’Riordan Street Mascot, Sydney

31081 AOFA - PORTLAND SMELTER - AOFA JV - IN	248,788.30	MORTGAGES/ LEASES	Self securing trailers	STRANG INTERNATIONAL PTY LIMITED (ACN 004 243 887) of 185 to 189 O’Riordan Street Mascot, Sydney
31141 AOFA - BS ALLOCATIONS - KWINANA - AL	432,502.71	LEASED EQUIPMENT
31141 AOFA - BS ALLOCATIONS - KWINANA - AL	380,369.19	MORTGAGES/ LEASES
31142 AOFA - BS ALLOCATIONS - PINJARRA - AL	814,264.87	LEASED EQUIPMENT
31142 AOFA - BS ALLOCATIONS - PINJARRA - AL	716,114.07	MORTGAGES/ LEASES

31143 AOFA - BS ALLOCATIONS - WAGERUP - AL	504,989.19	LEASED EQUIPMENT

31143 AOFA - BS ALLOCATIONS - WAGERUP - AL	444,118.20	MORTGAGES/ LEASES

31145 AOFA - BS ALLOCATIONS - PT HENRY - IN	294,778.38	LEASED EQUIPMENT

31145 AOFA - BS ALLOCATIONS - PT HENRY - IN	259,246.03	MORTGAGES/ LEASES

31146 AOFA - BS ALLOCATIONS - PORTLAND - IN	369,681.08	LEASED EQUIPMENT

31146 AOFA - BS ALLOCATIONS - PORTLAND - IN	325,120.03	MORTGAGES/ LEASES

31181 FIRST NATIONAL RESOURCE TRUST - IN	64,471.14	LEASED EQUIPMENT	Self securing trailers	STRANG INTERNATIONAL PTY LIMITED (ACN 004 243 887) of 185 to 189 O’Riordan Street Mascot, Sydney

31181 FIRST NATIONAL RESOURCE TRUST - IN	55,286.34	MORTGAGES/ LEASES	Self securing trailers	STRANG INTERNATIONAL PTY LIMITED (ACN 004 243 887) of 185 to 189 O’Riordan Street Mascot, Sydney

32200 ALCOA HONG KONG LTD - SINGAPORE - GN	7,087.10	LEASED EQUIPMENT

32200 ALCOA HONG KONG LTD - SINGAPORE - GN	385.35	MORTGAGES/ LEASES

36170 ALCOA FASTENG SYS - AUSTRALIA PTY LTD-IF	475,810.50	LEASED EQUIPMENT	Multifunction Copier	Canon Australia

36230 AFSS - SIMMONDS - SAINT COSME - IF	579,890.76	LEASED EQUIPMENT

36230 AFSS - SIMMONDS - SAINT COSME - IF	338,269.61	MORTGAGES/ LEASES

36680 AFS SHANGHAI CO - WAIGAOQIAO - IF	62,878.81	LEASED STRUCTURES

ALCOA ARCHITECTURAL PRODUCTS	75,009.02		Per location, the leased asset has been fully paid. As we were unable to verify release of lien, will remain on list.

ALCOA CSI VOSTOK LTD - ELIM	749,500.89		Mitzubishi Lancer, Mitzubishi Pajero, Nissan Almera Comfort, Nissan Almera Comfort, Nissan Almera Luxury, Reno Megane, Tampo Printer	Deutsche Leasing Vostok

ALCOA CSI VOSTOK LTD - ELIM	144,225.22		Mitzubishi Lancer, Mitzubishi Pajero, Nissan Almera Comfort, Nissan Almera Comfort, Nissan Almera Luxury, Reno Megane, Tampo Printer	Deutsche Leasing Vostok

ALCOA INC	14,000,000.00	BONDS	Tax exempt fixed instrument w/ Bank of NY	Bank of New York

ALCOA INC	224,000,000.00	ASSET SECURITIZATION	Receivables sold to special purpose entity	Citicorp North America, Inc.; SMBC Securities, Inc.

ALCOA INC	250,000,000.00	ASSET SECURITIZATION	Receivables sold to Alcoa Dimarc via special purpose entity	Alcoa Ltd (wholly-owned subsidiary of Alcoa Inc)

ALCOA KUNSHAN ALUMINUM PRODUCTS COMPANY LTD	14,001,243.12	MORTGAGES/ LEASES	Mortgage related to Kunshan’s building and Land Mortgage Loan with China Local bank ICBC balance as of June 30, 2007	Mortgage related to Kunshan’s building and Land Mortgage Loan with China Local bank ICBC balance as of June 30, 2007

ALCOA PKG MACHINERY - RANDOLPH	36,280.61		Lease spray cabinet washer; gage machine package; agitation rinse system	Grenna Capital Corp

ALCOA WAREHOUSING - SHANGHAI	30,726.93			Per location, the location is in liquidation, and the asset has been returned to the vendor. As we were unable to verify the release of the lien, this will remain on the list.

ALUMAX MILL PROD - LANCASTER SHT	48,800.00		CRYOGENIC N2 SUPPLY PLANT-LEASE IMP	Air Products Inc

HOWMET	15,000,000.00	ASSET SECURITIZATION	Honeywell receivables sold to GE Capital - financing program	GE Capital

NORTH AMERICAN ROLLED PRODUCTS	76,713,535.52	ASSET SECURITIZATION	Receivables from RPD and AMP business units sold to special purpose entity	Finacity Receivables Purchasing SPE

REYNOLDS WHEELS VIRGINIA INTERNATIONAL, LTD.	494,000.00	Relates to economic development loan entered into by Reynolds Wheels Virginia International, Inc.	Relates to economic development loan entered into by Reynolds Wheels Virginia International, Inc.

TOTAL	647,235,373.42

*	NOTE: Does not reflect accumulated depreciation

EXHIBIT A

TO CREDIT AGREEMENT

[FORM OF]

ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION, dated as of                          ,          (this “Assignment and Assumption”) (between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”).

Reference is made to the 364-Day Revolving Credit Agreement, dated as of October 14, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Alcoa Inc., a Pennsylvania corporation (“Alcoa”), Citibank N.A., as a Lender and as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), and the other Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Assignor and the Assignee hereby agree as follows:

1 As of the Effective Date (as defined below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the Assignor’s rights and obligations under the Credit Agreement to the extent related to the amounts and percentages specified in Section 1 of Schedule I hereto (the “Assigned Interest”).

2 The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all actions necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral thereunder, (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto and (d) attaches the Note(s), if any, held by the Assignor and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes.

3 The Assignee (a) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees to be bound by the terms of the Credit Agreement and perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender, (d) represents and warrants that it (i) has full power and authority, and has taken all actions necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (ii) is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it or the person exercising discretion in making the decision to acquire the Assigned Interest is experienced in acquiring assets of such type, (e) confirms it has received or has been given the opportunity to receive such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest independently and without reliance upon the Administrative Agent, the Assignor or any Lender, (f) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof and (g) if applicable, attaches two properly completed Forms W-8BEN, W-8ECI or successor or form prescribed by the Internal Revenue Service of the United States, certifying that such Assignee is entitled to receive all payments under the Credit Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes.

4 Following the execution of this Assignment and Assumption by the Assignor and the Assignee, it will be delivered to the Administrative Agent (together with an assignment fee in the amount of $3,500 payable by the Assignee to the Administrative Agent if required pursuant to Section 9.04(b) for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Assumption shall be the effective date specified in Section 2 of Schedule I hereto (the “Effective Date”).

5 Upon such acceptance and recording by the Administrative Agent, then, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations under the Credit Agreement of a Lender and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those relating to events or circumstances occurring prior to the Effective Date.

6 Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (a) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (b) to the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7 This Assignment and Assumption shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

8 This Assignment and Assumption may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Assumption by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.

9 This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR],
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE],
as Assignee

By:
Name:
Title:

Address for notices:

[Insert Address (including contact name, fax number and e-mail address)]

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION]

ACCEPTED AND AGREED

this          day of                              :

CITIBANK, N.A.,

    as Administrative Agent

By:
Name:
Title:

[ALCOA INC.][1]

By:
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION]

[1]	If required pursuant to Section 9.04 of the Credit Agreement.

SCHEDULE I

TO

ASSIGNMENT AND ASSUMPTION

Section 1.

RATABLE PORTION ASSIGNED TO ASSIGNEE:			%
COMMITMENT ASSIGNED TO ASSIGNEE:	$
AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF LOANS ASSIGNED TO ASSIGNEE:	$
Section 2.
EFFECTIVE DATE:		,

EXHIBIT B TO

CREDIT AGREEMENT

ADMINISTRATIVE QUESTIONNAIRE

Alcoa Inc.

Agent Address:	2 Penns Way Suite 100 New Castle, DE 19720	Return form to: Telephone: Facsimile: E-mail:	Monica Davis-Richardson 302-894-6065 212-994-0961 oploanswebadmin@citigroup.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent:

Domestic Address	Eurodollar Address
___________________________________________	___________________________________________
___________________________________________	___________________________________________
___________________________________________	___________________________________________
___________________________________________	___________________________________________

Contracts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address

Telephone:

Facsimile:

E-mail Address:

	Primary Operations Contact	Primary Disclosure Contact

Name:

Company:

Title:

Address

Telephone:

Facsimile:

E-mail Address:

	Bid Contact Primary	Disclosure Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Lender’s Foreign Wire Instructions

Currency:

Bank Name:

Swift/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Agent’s Wire Instructions

Bank Name:	Citibank N.A.

ABA/Routing No.:	021000089

Account Name:	Agency/Medium Term Finance

Account No.:	36852248

Reference:	Alcoa Inc.

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9

(Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

EXHIBIT C

TO CREDIT AGREEMENT

ALCOA

[See attached.]

390 Park Avenue New York, NY 10022-4608 USA Tel: 1 212 836 2600 Fax: 1 212 836 2818

October 14, 2008

Citibank, N.A., as a Lender and as Administrative Agent for the Lenders,

and each of the other Lenders from time to time party

to the Credit Agreement referred to below

c/o Citibank, N.A.

2 Penns Way, Suite 110

New Castle, Delaware 19720

Ladies and Gentlemen:

I am Counsel of Alcoa Inc., a Pennsylvania corporation (“Alcoa”), and in such capacity am familiar with the 364-Day Revolving Credit Agreement, dated as of October 14, 2008 (the “Credit Agreement”), among Alcoa, Citibank, N.A., as a Lender and as Administrative Agent for the Lenders, and the other Lenders from time to time party thereto. This opinion is rendered to you pursuant to Section 4.01(a) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

In rendering the opinion expressed below, I have examined and am familiar with (i) the Credit Agreement, (ii) the Articles and By-laws of Alcoa, in each case as amended to the date hereof, (iii) certain resolutions of the Executive Committee of the Board of Directors of Alcoa relating to the approval of the Credit Agreement and the borrowings thereunder, and (iv) such other documents as I have deemed appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than Alcoa, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof upon such parties. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of Alcoa and its subsidiaries and of public officials.

Citibank, N.A., as a Lender and as Administrative Agent for the Lenders,

and each of the other Lenders from time to time party

to the Credit Agreement referred to below

October 14, 2008

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

1. Alcoa (a) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and (b) is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary, except to the extent that failure to be so qualified would not result in a Material Adverse Effect.

2. Alcoa has corporate power and authority to (a) execute, deliver and carry out the provisions of the Credit Agreement and each other Loan Document to which it is a party in accordance with the terms thereof, and (b) perform its obligations under the Credit Agreement and each other Loan Document to which it is a party, and all such actions have been duly and validly authorized by all necessary corporate proceedings on its part.

3. The Credit Agreement and each other Loan Document to which Alcoa is a party have been duly executed and delivered by Alcoa and each constitutes the valid and binding obligation of Alcoa enforceable against Alcoa in accordance with its terms under the law of the Commonwealth of Pennsylvania, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies (regardless of whether enforcement is sought in equity or at law).

4. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is necessary in connection with Alcoa’s execution and delivery of the Credit Agreement or each other Loan Document to which Alcoa is a party, the consummation by Alcoa of the transactions contemplated thereby or Alcoa’s performance of or compliance with the terms and conditions thereof.

5. None of the execution and delivery by Alcoa of the Credit Agreement or each other Loan Document to which Alcoa is a party, the consummation by Alcoa of the transactions contemplated thereby or performance by Alcoa of, or compliance by Alcoa with, the terms and conditions thereof will (a) violate any law, constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority to which Alcoa is subject, (b) conflict with or result in a breach or default under its Articles or By-laws, (c) to the best of my knowledge, conflict with or result in a breach or default which is material in the context of the Credit Agreement under any agreement or instrument to which Alcoa is a party or by which it or any of its properties, whether now owned or hereafter acquired, may be subject or bound or (d) result in the creation or imposition of any Lien prohibited by Section 6.01 of the Credit Agreement upon any property or assets of Alcoa, whether now owned or hereafter acquired.

Citibank, N.A., as a Lender and as Administrative Agent for the Lenders,

and each of the other Lenders from time to time party

to the Credit Agreement referred to below

October 14, 2008

6. Except as set forth in the financial statements referred to in Section 3.06 of the Credit Agreement, the Exchange Act Reports or otherwise disclosed on Schedule 3.08 to the Credit Agreement, there is no pending or, to my knowledge, threatened proceeding by or before any Governmental Authority against Alcoa or any of its Subsidiaries which in my opinion is likely to result in a Material Adverse Effect.

7. Alcoa is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

I am a member of the bar of the Commonwealth of Pennsylvania and my opinion is limited to the laws of the Commonwealth of Pennsylvania and the laws of the United States of America. I express no opinion herein as to whether a court would apply New York law to any particular subject matter hereof. To the extent that the laws of the State of New York or, contrary to the agreement of the parties, the laws of any other State govern the documents referenced herein, you may rely on my opinion with respect to such laws to the extent that the laws of such state or states are substantially the same as the laws of the Commonwealth of Pennsylvania, as to which sameness I express no opinion.

This opinion is being furnished only to you in connection with the Credit Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without my prior written consent; provided that I hereby consent to this opinion being relied upon by persons becoming Lenders pursuant to Section 9.04(b) of the Credit Agreement after the date hereof as if addressed to such Lenders on the date hereof.

Very truly yours,

/s/ Thomas F. Seligson
Thomas F. Seligson
Counsel

EXHIBIT D

TO CREDIT AGREEMENT

[FORM OF]

ACCESSION AGREEMENT

ACCESSION AGREEMENT dated as of [•], among [                    ] (the “Acceding Lender”), ALCOA INC., a Pennsylvania corporation (“Alcoa”), and Citibank, N.A., as administrative agent (the “Administrative Agent”) for the Lenders and Issuers (as defined in the Credit Agreement referred to below).

A. Reference is made to the 364-Day Revolving Credit Agreement dated as of October 14, 2008 (as amended from time to time, the “Credit Agreement”), among Alcoa, the Lenders party thereto and Citibank, N.A. (“Citi”), as Administrative Agent for the Lenders.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

C. Pursuant to Section 2.21 of the Credit Agreement, Alcoa has invited the Acceding Lender, and the Acceding Lender desires, to become a party to the Credit Agreement and to assume the obligations of a Lender thereunder. The Acceding Lender is entering into this Agreement in accordance with the provisions of the Credit Agreement in order to become a Lender thereunder.

Accordingly, the Acceding Lender, Alcoa and the Administrative Agent agree as follows:

SECTION 1. Accession to the Credit Agreement. (a) The Acceding Lender, as of the Effective Date, hereby accedes to the Credit Agreement and shall thereafter have the rights and obligations of a Lender thereunder with the same force and effect as if originally named therein as a Lender.

(b) The Commitment of the Acceding Lender shall equal the amount set forth opposite its signature hereto.

(c) The amount of the Acceding Lender’s Commitment hereby supplements Schedule 2.01(a) to the Credit Agreement.

SECTION 2. Representations and Warranties, Agreements of Acceding Lender, etc. The Acceding Lender (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement independently and without reliance upon the Administrative Agent, any other Agent or any Lender; (c) confirms that it will independently and without reliance upon the Administrative Agent, any other Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) agrees that it will perform, in accordance with the terms of the Credit Agreement, all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender and (e) irrevocably appoints Citi as Administrative Agent under the Credit Agreement.

The Acceding Lender authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Credit Agreement, together with such actions and powers as are reasonably incidental thereto.

SECTION 3. Effectiveness. (a) This Agreement shall become effective as of [•] (the “Effective Date”), subject to the Administrative Agent’s receipt of (i) counterparts of this Agreement duly executed on behalf of the Acceding Lender and Alcoa and (ii) the documents required to be delivered by Alcoa under Section 2.21 of the Credit Agreement.

(b) Upon the effectiveness of this Agreement, the Administrative Agent shall give prompt notice thereof to the Lenders.

SECTION 4. Foreign Lenders. If the Acceding Lender is organized under the laws of a jurisdiction outside the United States, it will provide, following the Effective Date, the forms specified in Section 2.18(g) of the Credit Agreement, at the times specified therein, duly completed and executed by the Acceding Lender.

SECTION 5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

SECTION 6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Acceding Lender shall be given to it at the address set forth under its signature hereto.

[Signature page follows]

D-2

IN WITNESS WHEREOF, the Acceding Lender, Alcoa and the Administrative Agent have duly executed this Agreement as of the day and year first above written.

Commitment$[                ]

[Acceding Lender],

by
Name:
Title:
Address:

ALCOA INC.,

by
Name:
Title:

CITIBANK, N.A., as Administrative Agent,

by
Name:
Title:

D-3

ACCESSION AGREEMENT

ACCESSION AGREEMENT dated as of November 4, 2008, among BANK OF MONTREAL (the “Acceding Lender”), ALCOA INC., a Pennsylvania corporation (“Alcoa”), and CITIBANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

A. Reference is made to the 364-Day Revolving Credit Agreement dated as of October 14, 2008 (as amended from time to time, the “Credit Agreement”), among Alcoa, the Lenders party thereto and Citibank, N.A. (“Citi”), as Administrative Agent for the Lenders.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

C. Pursuant to Section 2.21 of the Credit Agreement, Alcoa has invited the Acceding Lender, and the Acceding Lender desires, to become a party to the Credit Agreement and to assume the obligations of a Lender thereunder. The Acceding Lender is entering into this Agreement in accordance with the provisions of the Credit Agreement in order to become a Lender thereunder.

Accordingly, the Acceding Lender, Alcoa and the Administrative Agent agree as follows:

SECTION 1. Accession to the Credit Agreement. (a) The Acceding Lender, as of the Effective Date, hereby accedes to the Credit Agreement and shall thereafter have the rights and obligations of a Lender thereunder with the same force and effect as if originally named therein as a Lender.

(b) The Commitment of the Acceding Lender shall equal the amount set forth opposite its signature hereto.

(c) The amount of the Acceding Lender’s Commitment hereby supplements Schedule 2.01(a) to the Credit Agreement.

SECTION 2. Representations and Warranties, Agreements of Acceding Lender, etc. The Acceding Lender (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement independently and without reliance upon the Administrative Agent, any other Agent or any Lender; (e) confirms that it will independently and without reliance upon the Administrative Agent, any other Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) agrees that it will perform, in accordance with the terms of the Credit Agreement, all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender and (e) irrevocably appoints Citi as Administrative Agent under the Credit Agreement. The Acceding Lender authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Credit Agreement, together with such actions and powers as are reasonably incidental thereto.

SECTION 3. Effectiveness. (a) This Agreement shall become effective as of November 4, 2008 (the “Effective Date”), subject to the Administrative Agent’s receipt of (i) counterparts of this Agreement duly executed on behalf of the Acceding Lender and Alcoa and (ii) the documents required to be delivered by Alcoa under Section 2.21 of the Credit Agreement.

(b) Upon the effectiveness of this Agreement, the Administrative Agent shall give prompt notice thereof to the Lenders.

SECTION 4. Foreign Lenders. If the Acceding Lender is organized under the laws of a jurisdiction outside the United States, it will provide, following the Effective Date, the forms specified in Section 2.19(g) of the Credit Agreement, at the times specified therein, duly completed and executed by the Acceding Lender.

SECTION 5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

SECTION 6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Acceding Lender shall be given to it at the address set forth under its signature hereto.

IN WITNESS WHEREOF, the Acceding Lender, Alcoa and the Administrative Agent have duly executed this Agreement as of the day and year first above written.

Commitment	BANK OF MONTREAL,
$250,000,000.00	as Acceding Lender,

	by	/s/ Robert Wright
	Name:	Robert Wright
	Title:	Vice President

Address:

Robert Wright Bank of Montreal 100 King Street West, 4th Floor First Canadian Place Toronto, Ontario M5X 1A1
	Phone:	416-359-6890
	Fax:	416-359-7796
	Email:	Robert.Wright@bmo.com

Hanz Gin Bank of Montreal 100 King Street West, 4th Floor First Canadian Place Toronto, Ontario M5X 1A1
	Phone:	416-359-4885
	Fax:	416-359-7796
	Email:	Hanz.Gin@bmo.com

Jennifer Holdsworth Bank of Montreal, Chicago 100 King Street West, 19th Floor First Canadian Place Toronto, Ontario M5X IA1
	Phone:	416-867-6978
	Fax:	416-867-4050
	Email:	Jennifer.Holdsworth@bmo.com

[SIGNATURE PAGE TO BMO ACCESSION AGREEMENT]

ALCOA INC.,

by	/s/ Peter Hong
Name:	Peter Hong
Title:	Vice President and Treasurer

CITIBANK, N.A., as Administrative Agent,

by
Name:
Title:

[SIGNATURE PAGE TO BMO ACCESSION AGREEMENT]

CITIBANK, N.A., as Administrative Agent,

by	/s/ Andrew Sidford
Name:	Andrew Sidford
Title:	Vice President

SIGNATURE PAGE TO BMO ACCESSION AGREEMENT

ACCESSION AGREEMENT

ACCESSION AGREEMENT dated as of October 31, 2008, among DEUTSCHE BANK AG NEW YORK BRANCH (the “Acceding Lender”), ALCOA INC., a Pennsylvania corporation (“Alcoa”), and CITIBANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

A. Reference is made to the 364-Day Revolving Credit Agreement dated as of October 14, 2008 (as amended from time to time, the “Credit Agreement”), among Alcoa, the Lenders party thereto and Citibank, N.A. (“Citi”), as Administrative Agent for the Lenders.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

C. Pursuant to Section 2.21 of the Credit Agreement, Alcoa has invited the Acceding Lender, and the Acceding Lender desires, to become a party to the Credit Agreement and to assume the obligations of a Lender thereunder. The Acceding Lender is entering into this Agreement in accordance with the provisions of the Credit Agreement in order to become a Lender thereunder.

Accordingly, the Acceding Lender, Alcoa and the Administrative Agent agree as follows:

SECTION 1. Accession to the Credit Agreement. (a) The Acceding Lender, as of the Effective Date, hereby accedes to the Credit Agreement and shall thereafter have the rights and obligations of a Lender thereunder with the same force and effect as if originally named therein as a Lender.

(b) The Commitment of the Acceding Lender shall equal the amount set forth opposite its signature hereto.

(c) The amount of the Acceding Lender’s Commitment hereby supplements Schedule 2.01(a) to the Credit Agreement.

SECTION 2. Representations and Warranties, Agreements of Acceding Lender, etc. The Acceding Lender (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement independently and without reliance upon the Administrative Agent, any other Agent or any Lender; (c) confirms that it will independently and without reliance upon the Administrative Agent, any other Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) agrees that it will perform, in accordance with the terms of the Credit Agreement, all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender and (e) irrevocably appoints Citi as Administrative Agent under the Credit Agreement. The Acceding Lender authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Credit Agreement, together with such actions and powers as are reasonably incidental thereto.

SECTION 3. Effectiveness. (a) This Agreement shall become effective as of October 31, 2008 (the “Effective Date”), subject to the Administrative Agent’s receipt of (i) counterparts of this Agreement duly executed on behalf of the Acceding Lender and Alcoa and (ii) the documents required to be delivered by Alcoa under Section 2.21 of the Credit Agreement.

(b) Upon the effectiveness of this Agreement, the Administrative Agent shall give prompt notice thereof to the Lenders.

SECTION 4. Foreign Lenders. If the Acceding Lender is organized under the laws of a jurisdiction outside the United States, it will provide, following the Effective Date, the forms specified in Section 2.19(g) of the Credit Agreement, at the times specified therein, duly completed and executed by the Acceding Lender.

SECTION 5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

SECTION 6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Acceding Lender shall be given to it at the address set forth under its signature hereto.

IN WITNESS WHEREOF, the Acceding Lender, Alcoa and the Administrative Agent have duly executed this Agreement as of the day and year first above written.

Commitment	DEUTSCHE BANK AG NEW YORK
$250,000,000.00	BRANCH
as Acceding Lender,

	by	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

	by	/s/ Heidi Sandquist
	Name:	Heidi Sandquist
	Title:	Vice President

Address:
Joe Cusmai Deutsche Bank AG New York Branch 100 Plaza One Jersey City, NJ 07311-3901
	Phone:	201-593-2202
	Fax:	201-593-2313
	Email:	joe.cusmai@db.com

Frederick W. Laird Deutsche Bank 60 Wall Street New York, NY 10005
	Phone:	212-250-8215
	Fax:	212-797-4344
	Email:	frederick.laird@db.com

Ming K. Chu Deutsche Bank 60 Wall Street New York, NY 10005
	Phone:	212-250-5603
	Fax:	212-797-4344
	Email:	ming.k.chu@db.com

[SIGNATURE PAGE TO DB ACCESSION AGREEMENT]

ALCOA INC.,

by	/s/ Peter Hong
Name:	Peter Hong
Title:	Vice President and Treasurer

CITIBANK, N.A., as Administrative Agent,

by
Name:
Title:

[SIGNATURE PAGE TO DB ACCESSION AGREEMENT]

CITIBANK, N.A., as Administrative Agent,

by	/s/ Andrew Sidford
Name:	Andrew Sidford
Title:	Vice President

[SIGNATURE PAGE TO DB ACCESSION AGREEMENT]

ACCESSION AGREEMENT

ACCESSION AGREEMENT dated as of October 31, 2008, among AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED (the “Acceding Lender”), ALCOA INC., a Pennsylvania corporation (“Alcoa”), and CITIBANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

A. Reference is made to the 364-Day Revolving Credit Agreement dated as of October 14, 2008 (as amended from time to time, the “Credit Agreement”), among Alcoa, the Lenders party thereto and Citibank, N.A. (“Citi”), as Administrative Agent for the Lenders.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

C. Pursuant to Section 2.21 of the Credit Agreement, Alcoa has invited the Acceding Lender, and the Acceding Lender desires, to become a party to the Credit Agreement and to assume the obligations of a Lender thereunder. The Acceding Lender is entering into this Agreement in accordance with the provisions of the Credit Agreement in order to become a Lender thereunder.

Accordingly, the Acceding Lender, Alcoa and the Administrative Agent agree as follows:

SECTION 1. Accession to the Credit Agreement. (a) The Acceding Lender, as of the Effective Date, hereby accedes to the Credit Agreement and shall thereafter have the rights and obligations of a Lender thereunder with the same force and effect as if originally named therein as a Lender.

(b) The Commitment of the Acceding Lender shall equal the amount set forth opposite its signature hereto.

(c) The amount of the Acceding Lender’s Commitment hereby supplements Schedule 2.01(a) to the Credit Agreement.

SECTION 2. Representations and Warranties, Agreements of Acceding Lender, etc. The Acceding Lender (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement independently and without reliance upon the Administrative Agent, any other Agent or any Lender; (c) confirms that it will independently and without reliance upon the Administrative Agent, any other Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) agrees that it will perform, in accordance with the terms of the Credit Agreement, all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender and (e) irrevocably appoints Citi as Administrative Agent under the Credit Agreement. The Acceding Lender authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Credit Agreement, together with such actions and powers as are reasonably incidental thereto.

SECTION 3. Effectiveness. (a) This Agreement shall become effective as of October 31, 2008 (the “Effective Date”), subject to the Administrative Agent’s receipt of (i) counterparts of this Agreement duly executed on behalf of the Acceding Lender and Alcoa and (ii) the documents required to be delivered by Alcoa under Section 2.21 of the Credit Agreement.

(b) Upon the effectiveness of this Agreement, the Administrative Agent shall give prompt notice thereof to the Lenders.

SECTION 4. Foreign Lenders. If the Acceding Lender is organized under the laws of a jurisdiction outside the United States, it will provide, following the Effective Date, the forms specified in Section 2.19(g) of the Credit Agreement, at the times specified therein, duly completed and executed by the Acceding Lender.

SECTION 5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

SECTION 6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Acceding Lender shall be given to it at the address set forth under its signature hereto.

IN WITNESS WHEREOF, the Acceding Lender, Alcoa and the Administrative Agent have duly executed this Agreement as of the day and year first above written.

Commitment $150,000,000.00	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Acceding Lender,

	by	/s/ John W. Wade
	Name:	John W. Wade
	Title:	Deputy General Manager
Head of Operations and Infrastructure

Address:

Gary Powell

Australia and New Zealand Banking Group Limited

1177 Avenue of the Americas, 6th Floor

New York, NY 10036

Phone: 212-801-9113

Fax: 212-556-4892

Email: gary.powell@anz.com

Doreen Klingenbeck

Australia and New Zealand Banking Group Limited

1177 Avenue of the Americas, 6th Floor

New York, NY 10036

Phone: 212-801-9726

Fax: 212-556-4892

Email: doreen.klingenbeck@anz.com

[SIGNATURE PAGE TO ANZ ACCESSION AGREEMENT]

ALCOA INC.,

by	/s/ Peter Hong
Name:	Peter Hong
Title:	Vice President and Treasurer

CITIBANK, N.A., as Administrative Agent,

by
Name:
Title:

[SIGNATURE PAGE TO ANZ ACCESSION AGREEMENT]

CITIBANK, N.A., as Administrative Agent,

by	/s/ Andrew Sidford
Name:	Andrew Sidford
Title:	Vice President

[SIGNATURE PAGE TO ANZ ACCESSION AGREEMENT]

ACCESSION AGREEMENT

ACCESSION AGREEMENT dated as of October 31, 2008, among MORGAN STANLEY BANK, N.A. (the “Acceding Lender”), ALCOA INC., a Pennsylvania corporation (“Alcoa”), and CITIBANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

A. Reference is made to the 364-Day Revolving Credit Agreement dated as of October 14, 2008 (as amended from time to time, the “Credit Agreement”), among Alcoa, the Lenders party thereto and Citibank, N.A. (“Citi”), as Administrative Agent for the Lenders.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

C. Pursuant to Section 2.21 of the Credit Agreement, Alcoa has invited the Acceding Lender, and the Acceding Lender desires, to become a party to the Credit Agreement and to assume the obligations of a Lender thereunder. The Acceding Lender is entering into this Agreement in accordance with the provisions of the Credit Agreement in order to become a Lender thereunder.

Accordingly, the Acceding Lender, Alcoa and the Administrative Agent agree as follows:

SECTION 1. Accession to the Credit Agreement. (a) The Acceding Lender, as of the Effective Date, hereby accedes to the Credit Agreement and shall thereafter have the rights and obligations of a Lender thereunder with the same force and effect as if originally named therein as a Lender.

(b) The Commitment of the Acceding Lender shall equal the amount set forth opposite its signature hereto.

(c) The amount of the Acceding Lender’s Commitment hereby supplements Schedule 2.01(a) to the Credit Agreement.

SECTION 2. Representations and Warranties, Agreements of Acceding Lender, etc. The Acceding Lender (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement independently and without reliance upon the Administrative Agent, any other Agent or any Lender; (c) confirms that it will independently and without reliance upon the Administrative Agent, any other Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) agrees that it will perform, in accordance with the terms of the Credit Agreement, all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender and (e) irrevocably appoints Citi as Administrative Agent under the Credit Agreement. The Acceding Lender authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Credit Agreement, together with such actions and powers as are reasonably incidental thereto.

SECTION 3. Effectiveness. (a) This Agreement shall become effective as of October 31, 2008 (the “Effective Date”), subject to the Administrative Agent’s receipt of (i) counterparts of this Agreement duly executed on behalf of the Acceding Lender and Alcoa and (ii) the documents required to be delivered by Alcoa under Section 2.21 of the Credit Agreement.

(b) Upon the effectiveness of this Agreement, the Administrative Agent shall give prompt notice thereof to the Lenders.

SECTION 4. Foreign Lenders. If the Acceding Lender is organized under the laws of a jurisdiction outside the United States, it will provide, following the Effective Date, the forms specified in Section 2.19(g) of the Credit Agreement, at the times specified therein, duly completed and executed by the Acceding Lender.

SECTION 5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

SECTION 6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Acceding Lender shall be given to it at the address set forth under its signature hereto.

IN WITNESS WHEREOF, the Acceding Lender, Alcoa and the Administrative Agent have duly executed this Agreement as of the day and year first above written.

Commitment $100,000,000.00	MORGAN STANLEY BANK, N.A., as Acceding Lender,

	by	/s/ Daniel Twenge
	Name:	Daniel Twenge
	Title:	Authorized Signatory

Address:

Carrie D. Johnson

Morgan Stanley Bank, N.A.

One Utah Center

201 South Main Street, 5th Floor

Salt Lake City, UT 84111

Phone: 801-236-3655

Fax: 718-233-0967

Email: docs4loans@ms.com

Frank Jolley

Morgan Stanley Bank, N.A.

750 Seventh Avenue

New York, NY 10019

Phone: 212-762-1088

Fax: 215-507-2507

Email: frank.jolley@morganstanley.com

Daniel Twenge

Morgan Stanley Bank, N.A.

1585 Broadway Avenue, 2nd Floor

New York, NY 10036

Phone: 212-761-2225

Fax: 215-507-2577

Email: Daniel.twenge@morganstanley.com

[SIGNATURE PAGE TO MS ACCESSION AGREEMENT]

ALCOA INC.,

by	/s/ Peter Hong
Name:	Peter Hong
Title:	Vice President and Treasurer

CITIBANK, N.A., as Administrative Agent,

by
Name:
Title:

[SIGNATURE PAGE TO MS ACCESSION AGREEMENT]

CITIBANK, N.A., as Administrative Agent,

by	/s/ Andrew Sidford
Name:	Andrew Sidford
Title:	Vice President

[SIGNATURE PAGE TO MS ACCESSION AGREEMENT]